Exhibit 4.12

ALLIANT TECHSYSTEMS INC.

Nonqualified Deferred Compensation Plan

Master Plan Document

As Amended and Restated

Effective January 1, 2005

TABLE OF CONTENTS

ARTICLE 1	Definitions

ARTICLE 2	Selection, Enrollment, Eligibility

2.1	Selection
2.2	Enrollment and Eligibility Requirements; Commencement of Participation
2.3	Termination of a Participant’s Eligibility

ARTICLE 3	Deferral Commitments; Company Contribution Amounts; Company Restoration Matching Amounts ;Vesting; Crediting; Taxes

3.1	Minimum Deferrals
3.2	Maximum Deferral
3.3	Election to Defer; Effect of Election Form
3.4	Withholding and Crediting of Annual Deferral Amounts
3.5	Company Contribution Amount
3.6	Company Restoration Matching Amount
3.7	Crediting of Amounts after Benefit Distribution
3.8	Vesting
3.9	Crediting and Debiting of Account Balances
3.10	FICA and Other Taxes

ARTICLE 4	Scheduled Distribution; Unforeseeable Financial Emergencies

4.1	Scheduled Distribution
4.2	Postponing Scheduled Distributions
4.3	Certain Benefits Take Precedence Over Scheduled Distributions
4.4	Withdrawal Payout; Suspensions for Unforeseeable Financial Emergencies

ARTICLE 5	Retirement Benefit

5.1	Retirement Benefit
5.2	Payment of Retirement Benefit

ARTICLE 6	Termination Benefit

6.1	Termination Benefit
6.2	Payment of Termination Benefit

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ARTICLE 7	Disability Benefit

7.1	Disability Benefit
7.2	Payment of Disability Benefit

ARTICLE 8	Death Benefit

8.1	Death Benefit
8.2	Payment of Death Benefit

ARTICLE 9	Form of Payment

9.1	Payment in Cash or Common Stock
9.2	Relation to Stock Incentive Plan

ARTICLE 10	Beneficiary Designation

10.1	Beneficiary
10.2	Beneficiary Designation; Change; Spousal Consent
10.3	Acknowledgement
10.4	No Beneficiary Designation
10.5	Doubt as to Beneficiary
10.6	Discharge of Obligations

ARTICLE 11	Leave of Absence

11.1	Paid Leave of Absence
11.2	Unpaid Leave of Absence

ARTICLE 12	Termination of Plan, Amendment or Modification

12.1	Termination of Plan
12.2	Amendment
12.3	Effect of Payment

ARTICLE 13	Administration

13.1	Committee Duties
13.2	Agents
13.3	Binding Effect of Decisions
13.4	Indemnity
13.5	Employer Information

ARTICLE 14	Other Benefits and Agreements

14.1	Coordination with Other Benefits

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ARTICLE 15	Claims Procedures

15.1	Presentation of Claim
15.2	Notification of Decision
15.3	Review of a Denied Claim
15.4	Decision on Review
15.5	Legal Action
15.6	Determinations

ARTICLE 16	Trust

16.1	Establishment of the Trust
16.2	Interrelationship of the Plan and the Trust
16.3	Distributions From the Trust

ARTICLE 17	Miscellaneous

17.1	Status of Plan
17.2	Unsecured General Creditor
17.3	Employer’s Liability
17.4	Nonassignability
17.5	Not a Contract of Employment
17.6	Furnishing Information
17.7	Terms
17.8	Captions
17.9	Governing Law
17.10	Notice
17.11	Successors
17.12	Spouse’s Interest
17.13	Validity
17.14	Incompetent
17.15	Deduction Limitation on Benefit Payments
17.16	Insurance

APPENDIX A - PRIOR PLAN STATEMENT

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ALLIANT TECHSYSTEMS INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

Amended and Restated Effective January 1, 2005

History and Purpose

Effective January 1, 2003, ALLIANT TECHSYSTEMS INC., a Delaware corporation (hereinafter, the “Company”), established a nonqualified, unfunded deferred compensation plan (the “Plan”) which is currently embodied in a document titled “ALLIANT TECHSYSTEMS INC. NONQUALIFIED DEFERRED COMPENSATION PLAN (As amended and Restated March 18, 2003)” as amended (the “Prior Plan Statement”).  Deferred compensation credited under the Plan which relates entirely to services performed on or before December 31, 2004 shall continue to be governed by the terms of the Prior Plan Statement, attached hereto as Appendix A.   Deferred compensation credited under the Plan which relates all or in part to services performed on or after January 1, 2005 shall be governed by the terms of this Plan restatement, the terms of which are intended to comply with the deferred compensation provisions in the American Jobs Creation Act of 2004.

The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of the Company and its subsidiaries.  This Plan is nonqualified and unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE 1
Definitions

For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1                                 “Account Balance” shall mean, with respect to a Participant, an entry on the records of the Employer equal to the sum of the Participant’s Annual Accounts. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2                                 “Annual Account” shall mean, with respect to a Participant, an entry on the records of the Employer equal to the following amount: (i) the sum of the Participant’s Annual Deferral Amount, Company Contribution Amount and Company Restoration Matching Amount for any one Plan Year, plus (ii) amounts credited or debited to such amounts pursuant to this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Annual Account for such Plan Year.  The Annual Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.3                                 “Annual Deferral Amount” shall mean that portion of a Participant’s Base Salary, Performance Cash and Performance Shares that a Participant defers in accordance with Article 3 for any one Plan Year, without regard to whether such amounts are withheld and credited during such Plan Year.  In the event of a Participant’s Retirement, Disability, death or Termination of Employment

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prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.4                                 “Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: (i) for the first annual installment, the Participant’s vested portion of each Annual Account shall be calculated as of the close of business on the Participant’s Benefit Distribution Date, and (ii) for remaining annual installments, the vested portion of each applicable Annual Account shall be calculated on each anniversary of the Benefit Distribution Date (or if such calculation date is not a business day, the preceding business day).  Each annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant.  By way of example, if the Participant elects a 10-year Annual Installment Method as the form of Retirement Benefit for an Annual Account, the first payment shall be 1/10 of the vested balance of such Annual Account, calculated as described in this definition.  The following year, the payment shall be 1/9 of the vested balance of such Annual Account, calculated as described in this definition.

1.5                                 “Annual Performance Share Amount” shall mean the portion of the Participant’s Annual Deferral Amount, if any, representing Performance Shares deferred in accordance with Article 3 of the Plan.  Annual Performance Share Amounts shall be credited to the Performance Share Accounts of Participants, determined by the number of performance shares that would otherwise be paid based upon the achievement of the performance goals and the other requirements for the payment of performance shares, but for the election to defer.

1.6                                 “Base Salary” shall mean the annual cash compensation relating to services performed during any calendar year, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, profit sharing contributions, stock options, relocation expenses, incentive payments, non-monetary awards, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income).  Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.  In no event shall Base Salary include any amounts payable to the Participant prior to the commencement of his or her participation in this Plan.

1.7                                 “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 10, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.8                                 “Beneficiary Designation Form” shall mean the form established from time to time by the Senior Vice President of Human Resources that a Participant completes, signs and returns to the Company to designate one or more Beneficiaries.

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1.9                                 “Benefit Distribution Date” shall mean the date that triggers distribution of a Participant’s vested Account Balance.  A Participant’s Benefit Distribution Date shall be the earliest to occur of any one of the following:

(a)                                  If the Participant Retires, his or her Benefit Distribution Date shall be the last day of the six-month period immediately following the date on which the Participant Retires; provided, however, in the event the Participant changes his or her Retirement Benefit election for one or more Annual Accounts in accordance with Section 5.1(a), his or her Benefit Distribution Date for such Annual Account(s) shall be postponed in accordance with such Section 5.2(a); or

(b)                                 If the Participant experiences a Termination of Employment, his or her Benefit Distribution Date shall be the last day of the six-month period immediately following the date on which the Participant experiences a Termination of Employment; provided, however, in the event the Participant elects to receive one or more Annual Accounts as of the first anniversary of his or her Termination of Employment in accordance with Section 6.2, his or her Benefit Distribution Date shall be postponed in accordance with such Section 6.2; or

(c)                                  The date on which the Company is provided with proof that is satisfactory to the Senior Vice President of Human Resources of the Participant’s death, if the Participant dies prior to the complete distribution of his or her vested Account Balance.

1.10                           “Board” shall mean the board of directors of the Company.

1.11                           “CEO” shall mean the Chief Executive Officer of the Company.

1.12                           “Claimant” shall have the meaning set forth in Section 15.1.

1.13                           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.14                           “Committee” shall mean the Personnel and Compensation Committee (also known as the “P&C”) of the Board of Directors of the Company.

1.15                           “Company” shall mean ALLIANT TECHSYSTEMS INC., a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

1.16                           “Company Contribution Account” shall mean (i) the sum of the Participant’s Company Contribution Amounts, plus (ii) amounts credited or debited to the Participant’s Company Contribution Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.

1.17                           “Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

1.18                           “Company Restoration Matching Account” shall mean (i) the sum of all of a Participant’s Company Restoration Matching Amounts, plus (ii) amounts credited or debited to the Participant’s Company Restoration Matching Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Restoration Matching Account.

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1.19                           “Company Restoration Matching Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.6.

1.20                           “Death Benefit” shall mean the benefit set forth in Article 8.

1.21                           “Deduction Limitation” shall mean the limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan, as set forth in Section 17.15.

1.22                           “Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited or debited to the Participant’s Deferral Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.23                           “Disability” or “Disabled” shall mean that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Participant’s Employer.

1.24                           “Disability Benefit” shall mean the benefit set forth in Article 7.

1.25                           “Election Form” shall mean the form, which may be in electronic format, established from time to time by the Committee that a Participant completes, signs and returns to the Company to make an election under the Plan.

1.26                           “Employee” shall mean a person who is an employee of any Employer.

1.27                           “Employer(s)” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have employees who participate in the Plan.

1.28                           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.29                           “401(k) Plan” shall mean a plan adopted by the Employer that is qualified under Code Section 401(a) that contains a cash or deferral arrangement described in Code Section 401(k), as amended from time to time.

1.30                           “Participant” shall mean any Employee (i) who is selected to participate in the Plan and (ii) who submits an executed Election Form and Beneficiary Designation Form, which are accepted by the Company.

1.31                           “Performance Cash” shall mean any performance-based cash compensation, in addition to Base Salary, earned by a Participant under any Employer’s annual or long-term bonus and incentive plans for services rendered during a performance period of at least 12 months, as further specified on an Election Form approved by the Committee in its sole discretion.

1.32                           “Performance Shares” shall mean any performance-based stock compensation earned by a Participant under any Employer performance award plan for services rendered during a performance period of at least 12 months, as further specified on an Election Form approved by the Committee in its sole discretion.

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1.33                           “Performance Share Account” shall mean the portion of the Deferral Account equal to (i) the sum of all of a Participant’s Annual Performance Share Amounts, plus (ii) the value of the number of additional share units credited as a result of stock dividends or deemed reinvestment of cash dividends, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Performance Share Account.

1.34                           “Plan” shall mean the ALLIANT TECHSYSTEMS INC. Nonqualified Deferred Compensation Plan, which shall be evidenced by this instrument, as it may be amended from time to time.

1.35                           “Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.36                           “Prior Plan Statement” shall mean the document, attached hereto as Appendix A and which is a part of the Plan, titled “ALLIANT TECHSYSTEMS INC. NONQUALIFIED DEFERRED COMPENSATION PLAN (As amended and Restated March 18, 2003)” as amended.

1.37                           “PRC” shall mean the ATK Pension and Retirement Committee.

1.38                           “Retirement”, “Retire(s)” or “Retired” shall mean, with respect to an Employee, separation from service with all Employers for any reason other than a leave of absence, death or Disability on or after the attainment of age 55 with two Years of Service.

1.39                           “Retirement Benefit” shall mean the benefit set forth in Article 5.

1.40                           “Scheduled Distribution” shall mean the distribution set forth in Section 4.1.

1.41                           “Section 16 Officer” shall mean an “officer” of the Company as defined in the rules promulgated under Section 16 of the Securities Exchange Act of 1934, as amended.

1.42                           “Senior Vice President of Human Resources” shall mean the most senior officer of the Company in charge of the human resources function at the time the action is taken with respect to the Plan.

1.43                           “Terminate the Plan” or “Termination of the Plan” shall mean a determination by the Committee that (i) all Participants shall no longer be eligible to participate in the Plan, (ii) all deferral elections for such Participants shall terminate, and (iii) such Participants shall no longer be eligible to receive Company contributions under this Plan.

1.44                           “Termination Benefit” shall mean the benefit set forth in Article 6.

1.45                           “Termination of Employment” shall mean the separation from service with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence.

1.46                           “Trust” shall mean one or more trusts established by the Company in accordance with Article 16.

1.47                           “Unforeseeable Financial Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of

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the Senior Vice President of Human Resources or, in the case of a Section 16 Officer, the Committee.

1.48                           “Years of Service” shall mean an Employee’s period of service with ALLIANT TECHSYSTEMS INC. or a related Employer measured in full years.  A Participant shall receive credit for one full year of “Service” for each Plan Year in which the Participant had at least 1,000 hours of service for a participating Employer or related Employer.

ARTICLE 2
Selection, Enrollment, Eligibility

2.1                                 Selection.  Participation in the Plan shall be limited to a select group of management or highly compensated Employees, as determined by the CEO in his or her sole discretion; provided, however, that all Section 16 Officers shall be eligible to participate in the Plan (while employed as a Section 16 Officer) and need not be selected by the CEO in order to be eligible to participate in the Plan.

2.2                                 Enrollment and Eligibility Requirements; Commencement of Participation.

(a)                                  As a condition to participation, each selected Employee who is eligible to participate in the Plan effective as of the first day of a Plan Year shall complete, execute and return to the Company an Election Form and a Beneficiary Designation Form prior to the first day of such Plan Year, or such other earlier deadline as may be established by the Senior Vice President of Human Resources in his or her sole discretion.  In addition, the Committee may establish from time to time such other enrollment requirements as it determines, in its sole discretion, are necessary.

(b)                                 A selected Employee who first becomes eligible to participate in this Plan after the first day of a Plan Year must complete these requirements within 30 days after he or she first becomes eligible to participate in the Plan, or within such other earlier deadline as may be established by the Senior Vice President of Human Resources, in his or her sole discretion, in order to participate for that Plan Year.  In such event, such person’s participation in this Plan shall not commence earlier than 30 days after he or she first becomes eligible to participate in the Plan or, in the case of an Employee who is not a Section 16 Officer, on the date determined by the Senior Vice President of Human Resources, and such person shall not be permitted to defer under this Plan any portion of his or her Base Salary, Performance Cash and/or Performance Shares that are paid with respect to services performed prior to his or her participation commencement date, except to the extent permissible under Code Section 409A and related Treasury guidance or Regulations.

(c)                                  Each selected Employee who is eligible to participate in the Plan shall commence participation in the Plan only after the Employee has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Company within the specified time period.  Notwithstanding the

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foregoing, the Company shall process such Participant’s deferral election as soon as administratively practicable after such deferral election is submitted to the Company.

(d)                                 If an Employee fails to meet all requirements contained in this Section 2.2 within the period required, that Employee shall not be eligible to participate in the Plan during such Plan Year.

2.3                                 Termination of a Participant’s Eligibility.  The CEO (or in the case of a Section 16 Officer, the Committee) shall have the right, in his or her sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of a Plan Year, (ii) prevent the Participant from making future deferral elections, and/or (iii) take further action that the CEO or the Committee deems appropriate.  Notwithstanding the foregoing, in the event of a Termination of the Plan in accordance with Section 1.43, the termination of the affected Participants’ eligibility for participation in the Plan shall not be governed by this Section 2.3, but rather shall be governed by Section 1.43 and Section 12.1.  In the event that a Participant is no longer eligible to defer compensation under this Plan, the Participant’s Account Balance shall continue to be governed by the terms of this Plan until such time as the Participant’s Account Balance is paid in accordance with the terms of this Plan.

ARTICLE 3
Deferral Commitments; Company Contribution Amounts;

Company Restoration Matching Amounts; Vesting; Crediting; Taxes

3.1                                 Minimum Deferrals.

(e)                                  Annual Deferral Amount.  For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Performance Cash and/or Performance Shares in the following minimum amounts for each deferral elected:

Cash Compensation	Minimum Amount
Base Salary	1%
Performance Cash	1%

Equity Compensation	Deferral Amount
Performance Shares	1%

If, prior to the beginning of a Plan Year, a Participant has made an election for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero. If, at any time after the beginning of a Plan Year, a Participant has deferred less than the stated minimum amounts for that Plan Year, any amount credited to the Participant’s Account Balance as the Annual Deferral Amount for that Plan Year shall be distributed to the Participant within 60 days after the last day of the Plan Year.

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(b)                                 Short Plan Year.  Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year the minimum Annual Deferral Amount shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2                                 Maximum Deferral.

(a)                                  Annual Deferral Amount.  For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Performance Cash and/or Performance Shares up to the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage
Base Salary	70%
Performance Cash	100%
Performance Shares	100%

(b)                                 Short Plan Year.  Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits an Election Form to the Company for acceptance.

3.3                                 Election to Defer; Effect of Election Form.

(a)                                  First Plan Year.  In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Senior Vice President of Human Resources (or in the case of a Section 16 Officer, the Committee) deems necessary or desirable under the Plan.  For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Company (in accordance with Section 2.2 above) and accepted by the Company.

(b)                                 Subsequent Plan Years.  For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Senior Vice President of Human Resources (or in the case of a Section 16 Officer, the Committee) deems necessary or desirable under the Plan, shall be made by timely delivering a new Election Form to the Company, in accordance with the terms of the Plan, before the end of the Plan Year preceding the Plan Year for which the election is made.  If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

(c)                                  Performance-Based Compensation. Notwithstanding the foregoing, an irrevocable deferral election pertaining to Performance Cash or Performance Shares may be made by timely delivering an Election Form to the Company, in accordance with the terms of the Plan, no later than six months before the end of the performance period.  “Performance-based compensation” shall be compensation based on services performed

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over a period of at least 12 months, in accordance with Code Section 409A and related guidance.

(d)                                 Restricted Stock Amounts.  Effective January 1, 2005, deferrals of restricted stock (which do not otherwise qualify as Performance Shares) shall not be permitted under this Plan.  Notwithstanding the foregoing, a Participant’s election to defer restricted stock which was made on or prior to December 31, 2004 under the terms of the Prior Plan Statement with respect to restricted stock which vests on or after January 1, 2005 shall be treated as an Annual Performance Share Amount under this Plan restatement.  As of the date on which such restricted stock amounts vest, such Participant’s Performance Share Account shall be credited with the number of units equal to the number of shares of ATK common stock that would have otherwise been delivered to the Participant.  Such units shall become payable in accordance with the terms of this Plan statement (and not the Prior Plan Statement).  Restricted stock deferrals which vested and were credited to this Plan on or prior to December 31, 2004 shall be governed exclusively under the terms of the Prior Plan Statement.

3.4                                 Withholding and Crediting of Annual Deferral Amounts.  For each Plan Year, the Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Salary.  The Performance Cash and/or Performance Shares portion of the Annual Deferral Amount shall be withheld at the time the Performance Cash and/or Performance Shares are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.  Annual Deferral Amounts shall be credited to a Participant’s Deferral Account as soon as reasonably practicable following the time such amounts would otherwise have been paid to the Participant.

3.5                                 Company Contribution Amount.  For each Plan Year, the CEO (or in the case of a Section 16 Officer, the Committee) may, in his or her sole discretion, credit any amount to any Participant’s Annual Account under this Plan, which amount shall be part of the Participant’s Company Contribution Amount for that Plan Year.  The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Company Contribution Amount for that Plan Year.  The Company Contribution Amount described in this Section 3.5, if any, shall be credited to the Participant’s Annual Account for the applicable Plan Year on a date or dates to be determined by the CEO (or the Committee as applicable), in his or her sole discretion.

3.6                                 Company Restoration Matching Amount.  A Participant’s Company Restoration Matching Amount for any Plan Year shall be the amount necessary to make up for the lost share, if any, of matching contributions (but not elective deferred contributions) under the 401(k) Plan attributable to the Participant’s deferrals under this Plan that would have otherwise been allocated to the account of the Participant under the 401(k) Plan for such Plan Year.  The amount so credited to a Participant under this Plan for any Plan Year (i) may be smaller or larger than the amount credited to any other Participant and (ii) may differ from the amount credited to such Participant in the preceding Plan Year. The Participant’s Company Restoration Matching

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Amount, if any, shall be credited to the Participant’s Annual Account for the applicable Plan Year as soon as administratively practicable after the amount can determined for the applicable Plan Year.

3.7                                 Crediting of Amounts after Benefit Distribution.  Notwithstanding any provision in this Plan to the contrary, if the complete distribution of a Participant’s vested Account Balance occurs prior to the date on which any portion of (i) the Annual Deferral Amount that a Participant has elected to defer in accordance with Section 3.3, (ii) the Company Contribution Amount, or (iii) the Company Restoration Matching Amount, would otherwise be credited to the Participant’s Account Balance, such amounts shall not be credited to the Participant’s Account Balance, but shall be paid to the Participant in a single lump sum as soon as administratively practicable after the amount can be determined.

3.8                                 Vesting.  A Participant shall at all times be 100% vested in his or her Account Balance; provided, however, that a Participant shall be vested in any Company Contribution Amount credited to his or her Company Contribution Account in accordance with the vesting schedule(s) set forth in his or her employment agreement or any other agreement entered into between the Participant and his or her Employer, or as declared by the CEO (or, in the case of a Section 16 Officer, the Committee).  A different vesting schedule may apply to each Company Contribution Amount credited to the Participant’s Company Contribution Account.  If no vesting schedule is specified in such agreements or declared by the CEO or Committee, as applicable, a Company Contribution Amount shall be 100% vested.

3.9                                 Crediting and Debiting of Account Balances.  In accordance with, and subject to, the rules and procedures that are established from time to time by the PRC, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)                                  Measurement Funds.  The Participant may elect one or more of the measurement funds selected by the PRC, in its sole discretion, which are based on certain mutual funds or other collective investment vehicles (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance (other than the Performance Share Account).  As necessary, the PRC may, in its sole discretion, discontinue, substitute or add a Measurement Fund.  Each such action will take effect as of the first day of the first calendar quarter that begins at least 30 days after the day on which the PRC gives Participants advance written notice of such change.

(b)                                 Election of Measurement Funds.  A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.9(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance (other than the Performance Share Account).  If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance (other than the Performance Share Account) shall automatically be allocated into the money market Measurement Fund, as determined by the PRC from time to time, in its sole discretion.  The Participant may (but is not required to) elect, by submitting an Election Form to the Company that is accepted by the Company, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited

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to his or her Account Balance (other than the Performance Share Account), or to change the portion of his or her Account Balance (other than the Performance Share Account) allocated to each previously or newly elected Measurement Fund.  If an election is made in accordance with the previous sentence, it shall apply as of the first business day that is administratively practicable, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

(c)                                  Proportionate Allocation.  In making any election described in Section 3.9(b) above, the Participant shall specify on the Election Form, in increments of 1%, the percentage of his or her Account Balance or Measurement Fund, as applicable, to be allocated/reallocated.

(d)                                 Annual Performance Share Amounts.  Annual Performance Shares Amounts shall be allocated to the ATK common stock Measuring Fund as of the date on which such performance shares would otherwise have been paid under the applicable Company stock incentive plan, and the Participant’s Performance Share Account shall be credited with the number of units equal to the number of shares of ATK common stock that would have otherwise been delivered to the Participant.

(i)                                     Cash Dividends.  An amount shall be credited on any cash dividend payment date in that number of units equal to the number of shares that could have been purchased on the dividend payment date, based upon the closing price of ATK common stock as reported on the New York Stock Exchange for such date, with the value of the cash dividends paid on shares of stock equal to the number of units credited to the Performance Share Account as of the record date for such dividend.

(ii)                                  Changes in ATK Common Stock.  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of the Company’s common stock or other securities of the Company, issuance of warrants or other rights to purchase shares of the Company’s common stock or other securities of the Company or other similar corporate transaction or event affects the Company’s common stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number, value and/or type of units that are credited to the Participants’ Performance Share Account.

(iii)                               Voting.  No Participant or Beneficiary shall be entitled to any voting rights with respect to any units credited to the Performance Share Account.

(e)                                  Crediting or Debiting Method.  The performance of each Measurement Fund (either positive or negative) will be determined on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.

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(f)                                    No Actual Investment.  Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund.  In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves.  Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

3.10                           FICA and Other Taxes.

(a)                                  Annual Deferral Amounts.  For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount.  If necessary, the Company may reduce the Annual Deferral Amount in order to comply with this Section 3.10.

(b)                                 Company Restoration Matching Account and Company Contribution Account.  When a Participant’s Annual Account is credited with a Company Restoration Matching Amount and/or Company Contribution Amount (or, if such amount is subject to a vesting schedule, when such Participant is vested in such amount), the Participant’s Employer(s) shall withhold, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Company Restoration Matching Amount and/or Company Contribution Amount.  If necessary, the Company may reduce the vested portion of the Participant’s Company Restoration Matching Account or Company Contribution Account, as applicable, in order to comply with this Section 3.10.

(c)                                  Distributions.  The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

ARTICLE 4
Scheduled Distribution; Unforeseeable Financial Emergencies

4.1                                 Scheduled Distribution.  In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a Scheduled Distribution, in the form of a lump sum payment, from the Plan with respect to all or a portion of the Annual Account (excluding Annual Performance Share Amounts and Company Contribution Amounts).  The Scheduled Distribution shall be a lump sum payment in an amount that is equal to the portion of the Annual

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Account the Participant elected to have distributed as a Scheduled Distribution, plus amounts credited or debited in the manner provided in Section 3.9 above on that amount, calculated as of the close of business on the date on which the Scheduled Distribution becomes payable (or on the immediately preceding business day if such date is not a business day).  Subject to the other terms and conditions of this Plan, each Scheduled Distribution elected shall be paid out during a 60-day period commencing immediately after the first day of any Plan Year designated by the Participant.  The Plan Year designated by the Participant must be at least three Plan Years after the end of the Plan Year to which the Participant’s deferral election described in Section 3.3 relates.  By way of example, if a Scheduled Distribution is elected for Annual Accounts that are earned in the Plan Year commencing January 1, 2005, the Scheduled Distribution would become payable during a 60-day period commencing January 1, 2009.

4.2                                 Postponing Scheduled Distributions. A Participant may elect to postpone a Scheduled Distribution described in Section 4.1 above, and have such amount paid out during a 60-day period commencing immediately after an allowable alternative distribution date designated by the Participant in accordance with this Section 4.2.  In order to make this election, the Participant must submit a new Scheduled Distribution Election Form to the Company in accordance with the following criteria:

(a)                                  Such Scheduled Distribution Election Form must be submitted to and accepted by the Company at least 12 months prior to the Participant’s previously designated Scheduled Distribution Date;

(b)                                 The new Scheduled Distribution Date selected by the Participant must be the first day of a Plan Year, and must be at least five years after the previously designated Scheduled Distribution Date; and

(c)                                  The election of the new Scheduled Distribution Date shall have no effect until at least 12 months after the date on which the election is made;

Provided, however, a Participant may elect to postpone each Scheduled Distribution no more than one time.

4.3                                 Certain Benefits Take Precedence Over Scheduled Distributions.  If a Benefit Distribution Date occurs that triggers a benefit under Articles 5, 6, 7 or 8, any Annual Account that is subject to a Scheduled Distribution election under Section 4.1 shall not be paid in accordance with Section 4.1, but shall be paid in accordance with the other applicable Article.  Notwithstanding the foregoing, the Committee shall interpret this Section 4.3 in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

4.4                                 Withdrawal Payout; Suspensions for Unforeseeable Financial Emergencies.

(a)                                  If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Senior Vice President of Human Resources (or in the case of a Section 16 Officer, the Committee) to receive a partial or full payout from the Plan.  The Participant shall only receive a payout from the Plan to the extent such payout is deemed necessary

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by the Senior Vice President of Human Resources or the Committee, as applicable, to satisfy the Participant’s Unforeseeable Financial Emergency, plus amounts reasonably necessary to pay taxes reasonably anticipated as a result of the distribution.  If a Participant receives a payout due to an Unforeseeable Financial Emergency, such Participant’s deferrals under this Plan shall cease.  The Participant may not again elect to defer compensation until the enrollment period for the Plan Year that begins at least 12 months after such payout (or such later enrollment period, if required by Code Section 409A and other applicable tax law).

(b)                                 The payout shall not exceed the lesser of (i) the Participant’s vested Account Balance, calculated as of the close of business on the date on which the amount becomes payable, as determined by the Senior Vice President of Human Resources or Committee, as applicable, or (ii) the amount necessary to satisfy the Unforeseeable Financial Emergency, plus amounts reasonably necessary to pay taxes reasonably anticipated as a result of the distribution.  Notwithstanding the foregoing, a Participant may not receive a payout from the Plan to the extent that the Unforeseeable Financial Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (C) by suspension of deferrals under this Plan, if the Senior Vice President of Human Resources or the Committee, as applicable, determines that suspension is required by Code Section 409A and other applicable tax law.

(c)                                  If the Senior Vice President of Human Resources or the Committee, as applicable, approves a Participant’s petition for payout, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval and the Participant shall receive a payout from the Plan within 60 days of the date of such approval.

(d)                                 Notwithstanding the foregoing, the Senior Vice President of Human Resources or the Committee, as applicable, shall interpret all provisions relating to suspension and/or payout under this Section 4.4 in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

ARTICLE 5

Retirement Benefit

5.1                                 Retirement Benefit. A Participant who Retires shall receive, as a Retirement Benefit, his or her vested Account Balance, calculated as of the close of business on the Participant’s Benefit Distribution Date.

5.2                                 Payment of Retirement Benefit.

(a)                                  In connection with a Participant’s election to defer an Annual Deferral Amount, the Participant shall elect the form in which his or her Annual Account for such Plan Year will be paid.  The Participant may elect to receive each Annual Account in the form of a lump sum or pursuant to an Annual Installment Method of up to 15 years.  The

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Participant may change this election one time by submitting an Election Form to the Company in accordance with the following criteria:

(i)                                     The election to modify the form of payment for such Annual Account shall have no effect until at least 12 months after the date on which the election is made;

(ii)                                  The first payment related to such Annual Account shall be delayed at least five years from the originally scheduled Benefit Distribution Date for such Annual Account, as described in Section 1.9(a);

(iii)                               The election to modify the Retirement Benefit shall have no effect until at least 12 months after the date on which the election is made; and

(iv)                              Notwithstanding the foregoing, the Company, the Committee and the Senior Vice President of Human Resources, as applicable, shall interpret all provisions relating to changing the Retirement Benefit election under this Article 5 in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.  Accordingly, if a Participant’s subsequent distribution election would result in the shortening of the length of the payment period (e.g., a Participant changes an existing distribution election from annual installments to a lump sum payment; from 10 annual installments to five annual installments, etc.), and the Company, the Committee and the Senior Vice President of Human Resources, as applicable, determines such election to be inconsistent with Code Section 409A and other applicable tax law, the election shall not be effective.

The Election Form most recently accepted by the Company shall govern the payout of the Annual Account.  If a Participant does not make any election with respect to the payment of the Annual Account, then such Participant shall be deemed to have elected to receive the Annual Account in a lump sum.

(b)                                 The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the Benefit Distribution Date.  Remaining installments, if any, shall continue in accordance with the Participant’s election for each Annual Account and shall be paid no later than 60 days after each anniversary of the Benefit Distribution Date.

(c)                                  Notwithstanding a Participant’s election to receive payment of an Annual Account in installments, if the Participant’s vested Account Balance, calculated as of the close of business on the Participant’s Benefit Distribution Date (or on the immediately preceding business day if such date is not a business day) is determined to have a value of $25,000 or less, the Participant’s entire Account Balance shall be paid in a single lump sum no later than 60 days after the Benefit Distribution Date.

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ARTICLE 6
Termination Benefit

6.1                                 Termination Benefit.  A Participant who experiences a Termination of Employment shall receive, as a Termination Benefit, his or her vested Account Balance, calculated as of the close of business on the Participant’s Benefit Distribution Date (or the first anniversary thereof, in accordance with the Participant’s election below).  If the calculation date is not a business day, then such calculation shall be made on the immediately preceding business day.

6.2                                 Payment of Termination Benefit.  In connection with a Participant’s election to defer an Annual Deferral Amount, the Participant shall elect to receive each Annual Account in a lump sum payment:  (i) no later than 60 days after the last day of the six-month period immediately following the date on which the Participant experiences a Termination of Employment or (ii) no later than 60 days after the first anniversary of such Termination of Employment.  If a Participant does not make any election with respect to the payment of the Annual Account, the Annual Account shall be paid to the Participant no later than 60 days after the last day of the six-month period immediately following the date on which the Participant experiences a Termination of Employment.

ARTICLE 7
Disability Benefit

7.1                                 Disability Benefit.  Upon a Participant’s Disability, the Participant shall receive a Disability Benefit, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on the Participant’s Benefit Distribution Date (or on the immediately preceding business day if such date is not a business day).

7.2                                 Payment of Disability Benefit.  The Disability Benefit shall be paid to the Participant in a lump sum payment no later than 60 days after the Participant’s Benefit Distribution Date.

ARTICLE 8
Death Benefit

8.1                                 Death Benefit.  The Participant’s Beneficiary(ies) shall receive a Death Benefit upon the Participant’s death which will be equal to the Participant’s vested Account Balance, calculated as of the close of business on the Participant’s Benefit Distribution Date (or on the immediately preceding business day if such date is not a business day).

8.2                                 Payment of Death Benefit  The Death Benefit shall be paid to the Participant’s Beneficiary(ies) in a lump sum payment no later than 60 days after the Participant’s Benefit Distribution Date.

ARTICLE 9
Form of Payment

9.1                                 Payment in Cash or Common Stock.  Payment of a Participant’s Annual Account shall be made in cash; provided, however, that payment of the portion of the Participant’s Account

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Balance attributable to the Participant’s Performance Share Account, if any, shall be made, net of withholding taxes, exclusively in shares of the Company’s common stock.

9.2                                 Relation to Stock Incentive Plan.  Benefits attributable to Performance Share Accounts which are paid in shares of the Company’s common stock are subject to any applicable terms, conditions and restrictions required by the applicable Company stock incentive plan.

ARTICLE 10
Beneficiary Designation

10.1                           Beneficiary.  Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant.  The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

10.2                           Beneficiary Designation; Change; Spousal Consent.  A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Company.  A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Company’s rules and procedures, as in effect from time to time.  If the Participant names someone other than his or her spouse as a Beneficiary, the Senior Vice President of Human Resources may, in his or her sole discretion, determine that spousal consent is required to be provided in a form designated by the Senior Vice President of Human Resources, executed by such Participant’s spouse and returned to the Company.  Upon the acceptance by the Company of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled.  The Company shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Company prior to his or her death.

10.3                           Acknowledgment.  No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Company.

10.4                           No Beneficiary Designation.  If a Participant fails to designate a Beneficiary as provided in Sections 10.1, 10.2 and 10.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse.  If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

10.5                           Doubt as to Beneficiary.  If the Senior Vice President of Human Resources has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, he or she shall have the right, exercisable in his or her discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to his or her satisfaction.

10.6                           Discharge of Obligations.  The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company, the Employer, the Committee and the Vice President of Human Resources from all further obligations under this Plan with respect to the Participant.

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ARTICLE 11
Leave of Absence

11.1                           Paid Leave of Absence.  If a Participant is authorized by the Participant’s Employer to take a paid leave of absence from the employment of the Employer, (i) the Participant shall continue to be considered eligible for the benefits provided in Articles 4, 5, 6, 7 or 8 in accordance with the provisions of those Articles, and (ii) the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

11.2                           Unpaid Leave of Absence.  If a Participant is authorized by the Participant’s Employer to take an unpaid leave of absence from the employment of the Employer for any reason, such Participant shall continue to be eligible for the benefits provided in Articles 4, 5, 6, 7 or 8 in accordance with the provisions of those Articles. However, the Participant shall be excused from fulfilling his or her Annual Deferral Amount commitment that would otherwise have been withheld during the remainder of the Plan Year in which the unpaid leave of absence is taken.  During the unpaid leave of absence, the Participant shall not be allowed to make any additional deferral elections.  However, if the Participant returns to employment, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan, provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Company for each such election in accordance with Section 3.3 above.

ARTICLE 12
Termination of Plan, Amendment or Modification

12.1                           Termination of Plan.  Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future.  Accordingly, the Company reserves the right to Terminate the Plan (as defined in Section 1.43).  In the event of a Termination of the Plan, the Measurement Funds available to Participants following the Termination of the Plan shall be comparable in number and type to those Measurement Funds available to Participants in the Plan Year preceding the Plan Year in which the Termination of the Plan is effective.  Following a Termination of the Plan, Participant Account Balances shall remain in the Plan until the Participant becomes eligible for the benefits provided in Articles 4, 5, 6, 7 or 8 in accordance with the provisions of those Articles.  The Termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided, however, that to the extent permissible under Code Section 409A and related Treasury Regulations and guidance, including but not limited to such guidance and Regulations as may be issued after the effective date of this Plan, if there is a Termination of the Plan with respect to all Participants, the Company shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to immediately pay all benefits in a lump sum following such Termination of the Plan.

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12.2                           Amendment.

(a)                                  The Committee may, at any time, amend or modify the Plan in whole or in part.  Notwithstanding the foregoing, no amendment shall be effective to decrease the value of a Participant’s vested Account Balance in existence at the time the amendment is made. In no event shall the Company, the Employer or the Committee be responsible for any decline in a Participant’s Account Balance as a result of the selection, discontinuation, addition, substitution, crediting or debiting of the Measurement Funds pursuant to Section 3.9.

(b)                                 Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any provision of the Plan may cause amounts deferred under the Plan to become immediately taxable to any Participant under Code Section 409A, and related guidance, the Committee may (i) adopt such amendments to the Plan and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the Plan benefits provided by the Plan and/or (ii) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Code Section 409A, and related guidance.

12.3                           Effect of Payment.  The full payment of the Participant’s vested Account Balance under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan.

ARTICLE 13
Administration

13.1                           Committee Duties.  Except as otherwise provided in this Plan, this Plan shall be administered by the Committee.  The Committee shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.  When making a determination or calculation, the Company, Committee and the Senior Vice President of Human Resources, as applicable, shall be entitled to rely on information furnished by a Participant.

13.2                           Agents.  In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

13.3                           Binding Effect of Decisions.  The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

13.4                           Indemnity.  All Employers shall indemnify and hold harmless the members of the Committee, the PRC, the CEO, the Senior Vice President of Human Resources, any Employee to whom

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duties have been or may be delegated under this Plan, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of an individual’s willful misconduct.

13.5                           Employer Information.  To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

ARTICLE 14
Other Benefits and Agreements

14.1                           Coordination with Other Benefits.  The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer.  The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 15
Claims Procedures

15.1                           Presentation of Claim.  Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the PRC (or in the case of a Section 16 Officer, the Committee) a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.  If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant.  All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the Claimant.

15.2                           Notification of Decision.  The PRC (or in the case of a Section 16 Officer, the Committee) shall consider a Claimant’s claim within a reasonable time, but no later than 90 days after receiving the claim.  If the PRC or the Committee, as applicable, determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period.  In no event shall such extension exceed a period of 90 days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the PRC or the Committee expects to render the benefit determination.  The PRC or the Committee, as applicable, shall notify the Claimant in writing:

(a)                                  that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

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(b)                                 that the PRC or the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)                                     the specific reason(s) for the denial of the claim, or any part of it;

(ii)                                  specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)                               a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)                              an explanation of the claim review procedure set forth in Section 15.3 below; and

(v)                                 a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

15.3                           Review of a Denied Claim.  On or before 60 days after receiving a notice from the PRC (or in the case of a Section 16 Officer, the Committee) that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the PRC or the Committee, as applicable, a written request for a review of the denial of the claim.  The Claimant (or the Claimant’s duly authorized representative):

(a)                                  may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(b)                                 may submit written comments or other documents; and/or

(c)                                  may request a hearing, which the PRC or the Committee (as applicable), in its sole discretion, may grant.

15.4                           Decision on Review.  The PRC (or in the case of a Section 16 Officer, the Committee) shall render its decision on review promptly, and no later than 60 days after the receipt of the Claimant’s written request for a review of the denial of the claim.  If the PRC or the Committee, as applicable, determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period.  In no event shall such extension exceed a period of 60 days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the PRC or the Committee, as applicable, expects to render the benefit determination.  In rendering its decision, the PRC or the Committee, as applicable, shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)                                  specific reasons for the decision;

(b)                                 specific reference(s) to the pertinent Plan provisions upon which the decision was based;

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(c)                                  a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)                                 a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

15.5                           Legal Action.  A Claimant’s compliance with the foregoing provisions of this Article 15 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

15.6                           Determinations.   Benefits under the Plan will be paid only if the PRC (or in the case of a Section 16 Officer, the Committee) decides in its discretion that the applicant is entitled to them.  The PRC or the Committee, as applicable, has discretionary authority to grant or deny benefits under the Plan.  The PRC shall have the sole discretion, authority and responsibility to interpret and construe this Plan Statement and all relevant documents and information, and to determine all factual and legal questions under the Plan, in relation to a person’s (other than a Section 16 Officer) claim for benefits.  The Committee shall have the sole discretion, authority and responsibility to interpret and construe this Plan Statement and all relevant documents and information, and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of all persons to benefits and the amounts of their benefits.  The Committee’s discretionary authority shall include all matters arising under the Plan.

ARTICLE 16
Trust

16.1                           Establishment of the Trust.  In order to provide assets from which to fulfill the obligations of the Participants and their beneficiaries under the Plan, the Company may establish a trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property to provide for the benefit payments under the Plan, (the “Trust”).

16.2                           Interrelationship of the Plan and the Trust.  The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan.  The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Company to the assets transferred to the Trust.  The Company shall at all times remain liable to carry out its obligations under the Plan.

16.3                           Distributions From the Trust.  The Company’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Company’s obligations under this Plan.

ARTICLE 17
Miscellaneous

17.1                           Status of Plan.  The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly

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compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1).  The Plan shall be administered and interpreted (i) to the extent possible in a manner consistent with that intent and (ii) in accordance with Code Section 409A and other applicable tax law, including but not limited to Treasury Regulations promulgated pursuant to Code Section 409A.

17.2                           Unsecured General Creditor.  Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company.  For purposes of the payment of benefits under this Plan, any and all of the Company’s assets shall be, and remain, the general, unpledged unrestricted assets of the Company.  The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

17.3                           Employer’s Liability.  The Company’s liability for the payment of benefits shall be defined only by the Plan.  The Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.

17.4                           Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise (including without limitation any domestic relations order, whether or not a “qualified domestic relations order” under section 414(p) of the Code and section 206(d) of ERISA) before the Account Balance is distributed to the Participant or Beneficiary.

17.5                           Not a Contract of Employment.  The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company or any Employer and the Participant.  Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement.  Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or any Employer or to interfere with the right of the Company or any Employer to discipline or discharge the Participant at any time.

17.6                           Furnishing Information.  A Participant or his or her Beneficiary will cooperate with the Company by furnishing any and all information requested by the Company and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Company may deem necessary.

17.7                           Terms.  Whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

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17.8                           Captions.  The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

17.9                           Governing Law.  Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Minnesota without regard to its conflicts of laws principles.

17.10                     Notice.  Any notice or filing required or permitted to be given to the Company under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

ALLIANT TECHSYSTEMS INC.
Attn:	ATK Executive Compensation Department
5050 Lincoln Drive, MN01-3020
Edina, MN 55436

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

17.11                     Successors.  The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

17.12                     Spouse’s Interest.  The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

17.13                     Validity.  In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

17.14                     Incompetent.  If the Senior Vice President of Human Resources determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, he or she may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.  The Senior Vice President of Human Resources may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

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17.15                     Deduction Limitation on Benefit Payments.  The Company may determine that as a result of the application of the limitation under Code Section 162(m), a distribution payable to a Participant pursuant to this Plan would not be deductible if such distribution were made at the time required by the Plan.  If the Company makes such a determination, then the distribution shall not be paid to the Participant until such time as the distribution first becomes deductible.  The amount of the distribution shall continue to be adjusted in accordance with Section 3.9 above until it is distributed to the Participant.  The amount of the distribution, plus amounts credited or debited thereon, shall be paid to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Company, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Company during which the distribution is made will not be limited by Section 162(m).  Notwithstanding the foregoing, the Committee shall interpret this provision in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

17.16                     Insurance.  The Company, on its own behalf or on behalf of the trustee of the Trust, and, in its sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose.  The Company or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance.  The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Company shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company has applied for insurance.

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APPENDIX A

ALLIANT TECHSYSTEMS INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

(As Amended and Restated March 18, 2003)

ALLIANT TECHSYSTEMS INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS

SECTION 1.	INTRODUCTION AND DEFINITIONS

	1.1.	Statement of Plan
	1.2.	Definitions
		1.2.1.	Account
		1.2.2.	Affiliate
		1.2.3.	Annual Performance Shares Amount
		1.2.4.	Annual Restricted Stock Amount
		1.2.6.	ATK
		1.2.7.	Beneficiary
		1.2.8.	Board of Directors
		1.2.9	Bonus Plan
		1.2.10.	CEO
		1.2.11.	Change of Control
		1.2.12.	Code
		1.2.13.	Committee
		1.2.14.	CVA
		1.2.16.	Employers
		1.2.17.	ERISA
		1.2.18.	Measuring Investments
		1.2.19.	Participant
		1.2.20.	Plan
		1.2.21.	Plan Statement
		1.2.22.	Plan Year
		1.2.23.	Section 16 Officer
		1.2.24.	Termination of Employment
		1.2.25.	Valuation Date

SECTION 2.	PARTICIPATION

	2.1.	Eligibility
		2.1.1.	Eligibility to Participate
		2.1.2.	Determination of Eligibility
	2.2.	Participation

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SECTION 3.	CREDITS TO ACCOUNTS

	3.1.	Voluntary Deferrals from Salary
		3.1.1.	Amount of Deferrals
		3.1.2.	Crediting to Accounts
		3.1.3.	Restriction on Measuring Investments
	3.2.	Voluntary Deferrals from Bonuses
		3.2.1.	Amount of Bonus Plan Deferrals
		3.2.2.	Crediting Bonus Plan Deferrals to Accounts
		3.2.3.	Amount of CVA Deferrals
		3.2.4.	Crediting CVA Deferrals to Accounts
	3.3.	Section 401(k) Plan Supplement
		3.3.1.	Amount of Supplement
		3.3.2.	Crediting to Accounts
	3.4.	Employer Discretionary Supplements
	3.5.	Deferral of Performance Shares
		3.5.1.	Performance Share Account
		3.5.2.	Performance Share Deferral Election
		3.5.3.	Adjustment of Annual Performance Shares Amount
	3.6.	Deferral of Restricted Stock
		3.6.1.	Restricted Stock Account
		3.6.2.	Restricted Stock Deferral Election
		3.6.3.	Adjustment of Annual Restricted Stock Amount
	3.7.	Transfer Amounts
		3.7.1.	Transfer Accounts
		3.7.2.	Distribution of Transfer Amounts
		3.7.3.	Restrictions and Limitations
	3.8.	Measuring Investments
		3.8.1.	Restricted Bonus Measuring Investments
		3.8.2.	Rules Regarding Measuring Investments
	3.9.	Operational Rules for Deferrals

SECTION 4.	ADJUSTMENT OF ACCOUNTS

	4.1.	Establishment of Accounts
	4.2.	Accounting Rules
	4.3.	Reallocation of Amounts
	4.4.	ATK Common Stock Measuring Investment
	4.5.	Hypothetical Account

SECTION 5.	VESTING OF ACCOUNTS

SECTION 6.	SPENDTHRIFT PROVISION

	6.1.	Anti-alienation
	6.2.	Designation of Beneficiary

SECTION 7.	DISTRIBUTIONS

	7.1.	Time of Distribution
		7.1.1.	Application for Distribution
		7.1.2.	Section 162(m) Determination
	7.2.	Form of Distribution
	7.3.	Election of Time and Form of Distribution
	7.4.	Payment to Beneficiary
		7.4.1.	Payment to Beneficiary for Death After Termination of Employment
		7.4.2.	Payment to Beneficiary for Death Before Termination of Employment
	7.5.	Designation of Beneficiaries
		7.5.1.	Right to Designate
		7.5.2.	Spousal Consent
		7.5.3.	Failure of Designation
		7.5.4.	Disclaimers by Beneficiaries
		7.5.5.	Definitions
		7.5.6.	Special Rules
	7.6.	Death Prior to Full Distribution
	7.7.	Facility of Payment
	7.8.	In-Service Distributions
		7.8.1.	Pre-Selected In-Service Distributions
		7.8.2.	On Demand In-Service Distributions
		7.8.3.	In-Service Distribution for Financial Hardship
	7.9.	Effect of Disability
	7.10.	Distributions in Cash

SECTION 8.	FUNDING OF PLAN

	8.1.	Unfunded and Unsecured Plan
	8.2.	Corporate Obligation
	8.3.	The Trust

SECTION 9.	AMENDMENT AND TERMINATION

	9.1.	Amendment and Termination
	9.2.	No Oral Amendments
	9.3.	Plan Binding on Successors

SECTION 10.	DETERMINATIONS, RULES AND REGULATIONS

	10.1.	Determinations
	10.2.	Rules and Regulations
	10.3.	Method of Executing Instruments
	10.4.	Claims Procedure
		10.4.1.	Original Claim
		10.4.2.	Review of Denied Claim
		10.4.3.	General Rules
		10.4.4.	Disability Claims
	10.5.	Limitations and Exhaustion
		10.5.1.	Limitations
		10.5.2.	Exhaustion Required

SECTION 11.	PLAN ADMINISTRATION

	11.1.	Officers
	11.2.	Chief Executive Officer
	11.3.	Board of Directors
	11.4.	Committee
	11.5.	Delegation
	11.6.	Conflict of Interest
	11.7.	Administrator
	11.8.	Service of Process
	11.9.	Expenses
	11.10.	Tax Withholding
	11.11.	Certifications
	11.12.	Errors in Computations

SECTION 12.	CONSTRUCTION

	12.1.	Applicable Laws
		12.1.1.	ERISA Status
		12.1.2.	IRC Status
		12.1.3.	References to Laws
	12.2.	Effect on Other Plans
	12.3.	Disqualification
	12.4.	Rules of Document Construction
	12.5.	Choice of Law
	12.6.	No Employment Contract

ALLIANT TECHSYSTEMS INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

SECTION 1

INTRODUCTION AND DEFINITIONS

1.1.    Statement of Plan.    Effective January 1, 2003, ALLIANT TECHSYSTEMS INC., a Delaware corporation (hereinafter sometimes referred to as “ATK”) and certain affiliated business entities (together with ATK hereinafter sometimes collectively referred to as “Employer(s)”) implemented a nonqualified, unfunded, deferred compensation plan for the benefit of a select group of management and highly compensated employees of the Employers, which deferred compensation plan is hereby amended and restated effective as of March 18, 2003.

1.2.    Definitions.    When the following terms are used herein with initial capital letters, they shall have the following meanings:

1.2.1.    Account—the separate bookkeeping account representing the separate unfunded and unsecured general obligation of the Employers established with respect to each person who is a Participant in this Plan in accordance with Section 2 and to which is credited the dollar amounts or units of ATK common stock specified in Section 3 and Section 4 and from which are subtracted payments or distributions made pursuant to Section 7.

1.2.2.    Affiliate—a business entity which is affiliated in ownership with ATK or an Employer and is recognized as an Affiliate by the Committee for purposes of this Plan.

1.2.3.    Annual Performance Shares Amount—shall mean, with respect to an eligible Participant for each Plan Year, the amount of performance shares deferred in accordance with Section 3.5 of this Plan, determined by the number of performance shares that would otherwise vest based upon the satisfaction of the objectives and requirements for the performance shares, but for the election to defer. In the event of a Participant’s disability (if deferrals cease in accordance with the terms of the Plan), death or a Termination of Employment prior to the end of a Plan Year, the Annual Performance Shares Amount for that Plan Year shall be the actual amount credited to the Account (or a sub-account) of the Participant prior to such event.

1.2.4.    Annual Restricted Stock Amount—shall mean, with respect to a Participant for each Plan Year, the amount of restricted stock deferred in accordance with Section 3.6 of this Plan, determined by the number of shares of restricted stock that would otherwise vest, but for the election to defer. In the event of a Participant’s disability (if deferrals cease in accordance with the terms of the Plan), death or a Termination of Employment prior to the end of a Plan Year, the Annual Restricted Stock Amount for that Plan Year shall be the actual amount credited to the Account (or a sub-account) of the Participant prior to such event.

1.2.5.    ATK—ALLIANT TECHSYSTEMS INC., a Delaware corporation, or any successor thereto.

1.2.6.    Beneficiary—a person designated by a Participant (or automatically by operation of the Plan Statement) to receive all or a part of the Participant’s Account in the event of the Participant’s death prior to full distribution thereof. A person so designated shall not be considered a Beneficiary until the death of the Participant.

1.2.7.    Board of Directors—the Board of Directors of ATK or its successor. “Board of Directors” shall also mean and refer to any properly authorized committee of the Board of Directors.

1.2.8.    Bonus Plan—an annual cash bonus program maintained by the Employers, including, without limitation, the Management Compensation Plan, the Executive Incentive Plan and the Management Incentive Plan, and any comparable or successor plan.

1.2.9.    CEO—the Chief Executive Officer of ATK or his or her delegee for Plan purposes.

1.2.10.    Change of Control—shall mean the occurrence of any of the following:

(a)   The acquisition by any person, entity or “group,” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (excluding for this purpose, any employee benefit plan of ATK or any of its “subsidiaries” which acquires beneficial ownership of voting securities of ATK), of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of fifty percent (50%) or more of either the then outstanding shares of stock or the combined voting power of then outstanding voting securities of ATK, in one transaction or a series of transactions; or

(b)   Individuals who, as of January 1, 2003, constituted the Board of Directors (the “Continuing Directors”) cease for any reason to constitute at least a majority of the Board of Directors without the affirmative consent and approval of the Continuing Directors, provided that any person becoming a director of ATK subsequent to January 1, 2003, whose election, or nomination for election by the stockholders of ATK, was approved by a vote of at least a majority of the Continuing Directors (other than an election or nomination of an individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors of ATK or other actual or threatened solicitation of proxies or consents by or on behalf of a person, entity or “group,” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, other than the Board of Directors) shall be, for purposes of the Plan, considered as though such person were a Continuing Director; or

(c)   (i) the occurrence of a merger, consolidation or reorganization of ATK in which, as a consequence of the transaction, no affirmative consent and approval of the Continuing Directors is obtained, and either the Continuing Directors do not constitute a majority of the directors of the continuing or surviving corporation or any person, entity or “group,” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, controls fifty percent (50%) or more of the combined voting power of the continuing or surviving corporation; (ii) the occurrence of any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of ATK (at least 80%); or (iii) the adoption by ATK of a plan for its liquidation or dissolution.

(d)   For purposes of this definition of “Change of Control,” the term “subsidiary” shall mean any corporation, the majority of the outstanding voting stock of which is owned, directly or indirectly, by ATK.

1.2.11.    Code—the Internal Revenue Code of 1986, as amended.

1.2.12.    Committee—the Personnel and Compensation Committee (also known as the “P&C”) of the Board of Directors consisting solely of two or more Non-Employee Directors, appointed by and serving at the pleasure of the Board of Directors (as defined in Rule 16b-3 promulgated under Section 16 of the Securities and Exchange Act of 1934).

1.2.13.    CVA—the Cash Value Added Incentive Program of the Employers and any comparable successor plan.

1.2.14.    Employers—ATK, and its successors, and any business entity affiliated with ATK (and its successors) that employs persons who are designated for participation in this Plan.

1.2.15.    ERISA—the Employee Retirement Income Security Act of 1974, as amended.

1.2.16.    Measuring Investments—the hypothetical investments in various investment funds designated by the Committee and in ATK common stock for the purpose of measuring the value of the benefit that may be payable under the Plan.

1.2.17.    Participant—an employee of an Employer who is designated as or determined to be eligible to participate in this Plan in accordance with the provisions of Section 2 and who has elected to defer compensation under Section 3. An employee who has become a Participant shall be considered to continue as a Participant in this Plan until the date of the Participant’s death or, if earlier, the date when the Participant no longer has any Account under this Plan (that is, the Participant has received a distribution of all of the amounts credited to the Account of the Participant).

1.2.18.    Plan—the nonqualified, unfunded, deferred compensation program maintained by the Employers for the benefit of Participants eligible to participate therein, as set forth in the Plan Statement. (As used herein, “Plan” does not refer to the document pursuant to which this Plan is maintained, that document is referred to herein as the “Plan Statement”.) The Plan shall be referred to as the “Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan.”

1.2.19.    Plan Statement—this document entitled “Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan” as adopted by the Board of Directors effective as of January 1, 2003, as the same may be amended from time to time thereafter.

1.2.20.    Plan Year—the twelve (12) consecutive month period that begins on January 1 and ends on December 31 of each year.

1.2.21.    Section 16 Officer—an officer of an Employer who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended.

1.2.22.    Termination of Employment—a complete severance of an employment relationship of an employee with the Employers and all Affiliates, for any reason other than the employee’s death. A transfer from employment with an Employer to employment with an Affiliate of an Employer shall not constitute a Termination of Employment. If an Employer who is an Affiliate ceases to be an Affiliate because of a sale of substantially all the stock or assets of the Employer, then Participants who are employed by that Employer and who cease to be employed by ATK or an Employer on account of the sale of substantially all the stock or assets of the Employer shall be deemed to have thereby had a Termination of Employment for the purpose of commencing distributions from this Plan.

1.2.23.    Valuation Date—the last business day of each calendar month, and any other date designated by the Committee or in the Plan.

SECTION 2

PARTICIPATION

2.1.    Eligibility.

2.1.1.    Eligibility to Participate.    Eligibility to participate in the Plan shall be limited to only the following classifications of employees: (i) any employee of an Employer who is eligible to participate in a Bonus Plan and who is selected for participation in this Plan by the CEO (or any person authorized to act on behalf of the CEO by the Committee) and, with respect to any Section 16 Officer, is selected for participation in this Plan by the Committee; and (ii) any employee who is an active participant in the Alliant Techsystems Inc. Management Deferred Compensation Plan who elects, effective as of January 1, 2003, to cease participation in that plan, resulting in the termination of salary and bonus deferral elections made in accordance with that plan by the participant and the cessation of amounts credited to any account of the participant under that plan, and to participate in this Plan. Subject to Section 2.2 of the Plan, such an eligible employee shall be eligible to become a Participant as of the day designated by the CEO or, with respect to Section 16 Officers, the Committee (or, if the CEO or the Committee does not designate a day of initial participation, as of the first day of the next following Plan Year). The CEO shall not select any employee for participation unless the CEO determines that such employee is a member of a select group of management or highly compensated employees (as that phrase has been interpreted under ERISA). The Committee may at any time determine that a Participant is no longer eligible to make voluntary deferrals from salary under Section 3.1, or Bonus Plan cash payments or CVA amounts under Section 3.2, or to defer any performance shares under Section 3.5, or restricted stock under Section 3.6. The Committee also may determine that a Participant is not eligible for the credits for the Section 401(k) Plan Supplement under Section 3.3 for any Plan Year at any time before such credits have actually been made.

2.1.2.    Determination of Eligibility.    The determinations made by the CEO and the Committee pursuant to Section 2.1.1 with respect to eligibility to participate in the Plan shall be conclusive and binding on all parties. Furthermore, the CEO or, with respect to Section 16 Officers, the Committee may in its discretion determine that a Participant who performs or who has performed services to or with respect to an Employer is no longer eligible to develop benefits under the Plan. In such event, any benefits payable to the Participant under the Plan will be determined as of the date such Participant ceased such eligibility and will be distributable in accordance with Section 7 of the Plan.

2.2.    Participation.    An employee determined to be eligible to participate in the Plan under Section 2.1 shall become a Participant as of the date determined under Section 2.1 provided, however, that such employee files with the Committee a completed deferral election form in accordance with the requirements of Section 3 of the Plan electing to participate in the Plan. Subject to the provisions of the Plan, once an employee becomes a Participant in the Plan, the employee shall remain a Participant until his or her death or, if earlier, the date on which occurs a distributable event under Section 7 of the Plan and the benefits which may be payable to the employee under the Plan have been distributed to or on behalf of the employee.

SECTION 3

CREDITS TO ACCOUNTS

3.1.    Voluntary Deferrals from Salary.

3.1.1.    Amount of Deferrals.    For each Plan Year, on forms furnished and approved by and subsequently filed with the Committee, an eligible Participant may elect to defer up to seventy percent (70%), expressed in whole percent increments, of such Participant’s base salary that would otherwise have been payable to the Participant during the following Plan Year. The Committee may establish prospectively other limits or other pay eligible for deferral. To be effective for a Plan Year, the election form must be received by the Committee before the first day of such Plan Year. For a newly eligible Participant, however, if the form is received by the Committee within 30 days after the first day of such eligibility, deferral shall be effective as of the first day of the month following such receipt. Notwithstanding the foregoing, for the year in which the Plan is first implemented, the Plan Year beginning January 1, 2003, and ending December 31, 2003, an eligible Participant may elect to defer up to seventy percent (70%), expressed in whole percent increments, of such Participant’s base salary for services to be performed for that period by completing the form and submitting the form to the Committee on or before December 31, 2002.

3.1.2.    Crediting to Accounts.    The Committee shall cause to be credited to the Account of each Participant the amount, if any, of such Participant’s voluntary deferrals of salary or other pay under Section 3.1.1. Such amount shall be credited to the Account as of a date on which such salary or other pay would otherwise have been payable to the Participant.

3.1.3.    Restriction on Measuring Investments.    If a Participant elects to defer any base salary pursuant to this Section 3.1, then, notwithstanding any provision in this Plan to the contrary, the Participant shall be permitted to allocate amounts credited to Participant’s Account (or any sub-account) to the Measuring Investments made available under the Plan for purposes of measuring the value of the Participant’s Account (or any sub-accounts), provided, however, that the Participant shall not be permitted to allocate amounts attributable to base salary to the ATK common stock Measuring Investment, except upon a subsequent reallocation of the amounts attributable to base salary held in the Account in compliance with the terms and conditions set forth in Sections 4.3 and 4.4 of this Plan.

3.2.    Voluntary Deferrals from Bonus Plan.

3.2.1.    Amount of Bonus Plan Deferrals.    Each Plan Year, on forms approved and furnished by, and subsequently filed with the Committee, an eligible Participant may elect to defer (a) up to one hundred percent (100%) of such Participant’s Bonus Plan cash payment up to and including the target Bonus Plan cash payment expressed in whole percent increments up to one hundred percent (100%), and (b) up to one hundred percent (100%) of such Participant’s Bonus Plan cash payment above such target expressed in whole percent increments up to one hundred percent (100%). The Committee may establish prospectively other limits or other bonuses eligible for deferral. An election by the Participant to defer any such Bonus Plan cash payments that would otherwise be payable under the Bonus Plan must be made, and the form on which the election is made must be received by the Committee, before the first day of October of the Plan Year in which occurs the first day of the fiscal year of the Employer for which such Bonus Plan cash payments are determined. Such a deferral election is irrevocable and must be made in the form and manner prescribed by the Committee and will be given effect even if the Participant incurs a Termination of Employment prior to the date such Bonus Plan cash payment would otherwise be payable, but for the election to defer such payment, provided that the Account or a sub-account established on behalf of the Participant under the Plan exists to which such deferred amount may be credited. Notwithstanding the foregoing, for the year in which the Plan is first implemented, the Plan Year beginning January 1, 2003, and ending December 31, 2003, and, with respect to certain eligible employees who elect to participate in this Plan and cease participation in the Alliant Techsystems Inc. Management Deferred Compensation Plan, in recognition of the termination of rights under the Alliant Techsystems Inc. Management Deferred Compensation Plan with respect to such Participants, an eligible Participant may elect to defer such Bonus Plan cash payments as permitted under this Section 3.2.1 for services performed for the fiscal year of an Employer that ends as of March 31, 2003, for which such Bonus Plan cash payments are determinable and payable, provided that: (a) such election is made by December 11, 2002, (b) such Bonus Plan cash payments have not yet become due and fully ascertainable, and (c) such Bonus Plan cash payments would not otherwise be payable until May 2003. Notwithstanding the foregoing, the amount of any deferral may not exceed the gross amount of the Bonus Plan cash payment payable to the Participant reduced by any tax required to be withheld from such amount under sections 3101(a) and (b), 3121 and 3306 of the Code or any state or local statute.

3.2.2.    Crediting Bonus Plan Deferrals to Accounts.    The Committee shall cause to be credited to the Account of each Participant the amount, if any, of such Participant’s voluntary deferrals of a bonus amount otherwise payable as a Bonus Plan cash payment but for the election to defer under Section 3.2.1. The value to be credited to the Account shall be determined as of the date that the Committee determines and approves the Bonus Plan amount payable, based on the closing values of the applicable Measuring Investments on that date, provided, however, that such value shall not be credited to Participant’s Account until the date the Bonus Plan amount would otherwise have been payable to the Participant. The Participant shall, pursuant to Section 4, be permitted to request to allocate or reallocate the amount deferred under Section 3.2.1 and credited to his or her Account under this Section 3.2.2 among one or more Measuring Investments, including the ATK common stock Measuring Investment and the “restricted bonus sub-account” Measuring Investment pursuant to and in accordance with Sections 3.8 and 4.4 of this Plan.

3.2.3.    Amount of CVA Deferrals.    Each Plan Year, on forms approved and furnished by and subsequently filed with the Committee, an eligible Participant may elect to defer up to one hundred percent (100%), expressed in whole percent increments, of such amount that may be payable to the Participant under the CVA pursuant to the terms and conditions of the CVA. The amount that would otherwise be payable to the Participant under the CVA for any year, but for the election to defer under this Plan, shall be determined in accordance with the terms and conditions of the CVA for that year. The Committee may establish prospectively other limits or other CVA amounts eligible for deferral. An election by the Participant to defer any such CVA amount that would otherwise be payable under the CVA must be made, and the form on which the election is made must be received by the Committee, before the first day of October of such Plan Year in which occurs the first day of the fiscal year of the Employer for which such CVA amount is determined. Such a deferral election is irrevocable and must be made in the form and manner prescribed by the Committee and will be given effect even if the Participant incurs a Termination of Employment prior to the date such CVA amount would otherwise be payable, but for the election to defer such amount, provided that the Account or a sub-account established on behalf of the Participant under the Plan exists to which such deferred amount may be credited. Notwithstanding the foregoing, the amount of any deferral may not exceed the gross amount of the CVA payment payable to the Participant reduced by any tax required to be withheld from such amount under sections 3101(a) and (b), 3121 and 3306 of the Code or any state or local statute.

3.2.4.    Crediting CVA Deferrals to Accounts.    The Committee shall cause to be credited to the Account of each Participant the amount, if any, of such Participant’s voluntary deferrals of an amount otherwise payable as a CVA payment but for the election to defer under Section 3.2.3. The value to be credited to the Account shall be determined as of the date that the Committee determines and approves the CVA amount payable, based on the closing values of the applicable Measuring Investments on that date, provided, however, that such value shall not be credited to Participant’s Account until the date the CVA amount would otherwise have been payable to the Participant. The Participant shall, pursuant to Section 4, be permitted to request to allocate or reallocate the amounts deferred under Section 3.2.3 and credited to his or her Account under this Section 3.2.4 among one or more Measuring Investments, including the ATK common stock Measuring Investment pursuant to and in accordance with Sections 3.8 and 4.4 of this Plan.

3.3.    Section 401(k) Plan Supplement.

3.3.1.    Amount of Supplement.    The Committee shall determine annually, beginning with the year in which the Plan is first implemented, the Plan Year beginning January 1, 2003, and ending December 31, 2003, for each Participant who is also a participant in a Section 401(k) plan sponsored by an Employer the amount, if any, of such lost share of matching contributions (but not elective deferral contributions) under such Section 401(k) plan attributable to such

Participant’s voluntary deferrals under Sections 3.1 and 3.2 of this Plan that would otherwise have been allocated to the account of the Participant under that Section 401(k) plan. Such determination shall be made after the end of each plan year of such Section 401(k) plan during which the Participant made voluntary deferrals under this Plan.

3.3.2.    Crediting to Accounts.    The Committee shall cause to be credited to the Account of each Participant the amount, if any, determined under Section 3.3.1. Such amount shall be credited as of the last day of the plan year of such Section 401(k) plan or, if that day is not a business day, the next following business day.

3.4.    Employer Discretionary Supplements.    Upon written notice to one or more Participants and to the Committee, the CEO (or, for any Section 16 Officer, the Committee) may (but is not required to) determine that additional amounts shall be credited to the Accounts of such Participants. Such notice shall specify the amounts to be credited to the Accounts of such Participants and shall specify the date or dates on which such amounts shall be credited to such Accounts. Notwithstanding Section 5, such notice may also establish vesting rules for such amounts, in which case separate Accounts shall be established for such Participants.

3.5.    Deferral of Performance Shares.    Pursuant to the requirements and the conditions of this Section 3.5, an eligible Participant may elect to defer one hundred percent (100%), but not less than one hundred percent (100%), of the value of the number of performance shares that would otherwise have been delivered to the Participant based upon the terms and conditions for the delivery of such shares under the applicable ATK stock incentive plan, but for the election to defer the value of such shares pursuant to this Section 3.5 (the Annual Performance Shares Amount). If an eligible Participant makes an election pursuant to this Section 3.5 to defer an Annual Performance Shares Amount, such amount shall be allocated to the ATK common stock Measuring Investment as of the date on which such performance shares would otherwise have vested under the applicable ATK stock incentive plan, and shall be measured by the value of ATK common stock, and the Participant’s Account or sub-account shall be credited with the number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of common stock that would have otherwise been delivered to the Participant. Each unit credited to the ATK common stock Measuring Investment shall be measured by the value of one share of common stock and treated as though invested in a share of common stock. Notwithstanding the foregoing, the value of any deferral may not exceed the gross amount of the value of performance shares that would otherwise have been delivered to the Participant, reduced by any amounts or performance shares that are used to satisfy any tax required to be withheld from such value under sections 3101(a) and (b), 3121 and 3306 of the Code or any state or local statute.

3.5.1.    Performance Share Account.    For purposes of this Section 3.5, “performance share account” shall mean the aggregate value, measured on any particular date, of: (i) the value of the number of performance shares deferred by a Participant equal to the cumulative Annual Performance Shares Amounts, plus (ii) the value of the number of additional shares credited as a result of the deemed reinvestment of cash dividends, if any, paid on ATK’s common stock in accordance with all of the applicable crediting provisions of the ATK common stock Measuring Investment that relate to the Participant’s performance share account, reduced by (iii) the value of the number of performance shares allocated to this performance share account previously distributed to the Participant or his or her Beneficiary pursuant to this Plan, subject in each case to any adjustments to the value of the number of such performance shares determined by the Committee with respect to the ATK common stock Measuring Investment pursuant to this Section 3.5 and the Plan. The amount deferred under this Section 3.5 shall be credited to the Participant’s Account or a sub-account established under the Account of the Participant and shall be initially allocated to the ATK common stock Measuring Investment and shall be treated as though it were invested in ATK common stock and valued accordingly. The Participant shall, pursuant to Section 4, be permitted to request to reallocate the amount (the value of the performance shares) deferred under Section 3.5 and credited to the performance share account among one or more Measuring Investments pursuant to and in accordance with Sections 3.8 and 4.4 of the Plan.

3.5.2.    Performance Share Deferral Election.    For an election to defer performance shares to be valid: (i) a separate irrevocable election form approved by the Committee must be completed and signed by the Participant, with respect to such performance shares, which must provide for the cancellation of such performance shares under the applicable stock incentive plan of ATK, and (ii) such election form must be timely delivered to the Committee and accepted by the Committee at least twelve (12) complete months prior to the date on which such performance shares would otherwise vest based upon the satisfaction of the objectives and requirements for the performance shares to vest under the terms and conditions of the applicable ATK stock incentive plan, but for the election to defer. A deferral election under this Section 3.5 is irrevocable and must be made in the form and manner as provided under this Section 3.5, and will be given effect even if the Participant incurs a Termination of Employment prior to the date such performance shares would otherwise have been delivered to the Participant, but for the election to defer such performance shares, provided that the Account or a sub-account established on behalf of the Participant under the Plan exists to which the value of such performance shares may be credited.

3.5.3.    Adjustment of Annual Performance Shares Amount.    Subject to any terms and conditions imposed by the Committee, the Annual Performance Share Amount shall include the value of the amount of performance shares the payment of which has been unilaterally deferred by the Employer, by action of the Committee, to increase the probability that such payment would be fully deductible for federal or state income tax purposes if such payment were made, but for such deferral. The value of any performance shares deferred under this Section 3.5 shall, at the time the performance shares would otherwise have vested under the terms of an ATK stock incentive plan, but for the deferral, be credited to the Account of the Participant as of the date on which such performance shares would otherwise have vested under the terms of the applicable ATK stock incentive plan.

3.6.    Deferral of Restricted Stock.    Pursuant to the requirements and the conditions of this Section 3.6, an eligible Participant may elect to defer one hundred percent (100%), but not less than one hundred percent (100%), of the value of the number of shares of restricted stock that would otherwise have been delivered to the Participant under the terms of the applicable ATK stock incentive plan, but for the election to defer such value (the Annual Restricted Stock Amount). If an eligible Participant makes an election pursuant to this Section 3.6 to defer an Annual Restricted Stock Amount, such amount shall be allocated to the ATK common stock Measuring Investment as of the date on which such shares of restricted stock would otherwise have vested under the applicable ATK stock incentive plan, and shall be measured by the value of ATK common stock, and the Participant’s Account or sub-account shall be credited with the number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of common stock for which the deferral election was made. Each unit credited to the ATK common stock Measuring Investment shall be measured by the value of one share of common stock and treated as though invested in a share of common stock. Notwithstanding the foregoing, the value of any deferral may not exceed the gross amount of the value of restricted stock that would otherwise have vested in the Participant reduced by any amounts or shares of restricted stock that are used to satisfy any tax required to be withheld from such value under sections 3101(a) and (b), 3121 and 3306 of the Code or any state or local statute.

3.6.1.    Restricted Stock Account.    For purposes of this Section 3.6, “restricted stock account” shall mean the aggregate value, measured on any particular date, of: (i) the value of the number of shares of restricted stock deferred by a Participant equal to the cumulative Annual Restricted Stock Amounts, plus (ii) the value of the number of additional shares credited as a result of the deemed reinvestment of cash dividends, if any, paid on ATK’s common stock in accordance with all of the applicable crediting provisions of the ATK common stock Measuring Investment that relate to the Participant’s restricted stock account, reduced by (iii) the value of the number of shares of restricted stock allocated to this restricted stock account previously distributed to the Participant or his or her Beneficiary pursuant to this Plan, subject in each case to any adjustments to the value of the number of such shares determined by the Committee with respect to the ATK common stock Measuring Investment pursuant to this Section 3.6 and the Plan. The amount deferred under this Section 3.6 shall be credited to the Participant’s Account or a sub-account established under the Account of the Participant and shall be initially allocated to the ATK common stock Measuring Investment and shall be treated as though it were invested in ATK common stock and valued accordingly. The Participant shall, pursuant to Section 4, be permitted to request to reallocate the amount (the value of the restricted stock) deferred under Section 3.6 and credited to the restricted stock account among one or more Measuring Investments, pursuant to and in accordance with Sections 3.8 and 4.4 of the Plan.

3.6.2.    Restricted Stock Deferral Election.    For an election to defer restricted stock to be valid: (i) a separate irrevocable election form approved by the Committee must be completed and signed by the Participant with respect to such restricted stock, which must provide for the forfeiture of the shares of restricted stock and the transfer to and reacquisition by ATK of the portion of the unvested shares of restricted stock subject to the election that do not provide for accelerated vesting based on any measure of personal performance (other than continued employment) or the performance of ATK; (ii) such election form must be timely delivered to the Committee and accepted by the Committee at least twelve (12) complete months prior to the date on which such restricted stock would otherwise vest under the terms of the applicable ATK stock incentive plan; and (iii) the Participant must tender the restricted stock which is the subject of the deferral election back to ATK for cancellation of such restricted stock immediately upon such an election to defer such restricted stock, and no election form will be accepted without such tender of such restricted stock. A deferral election under this Section 3.6 is irrevocable and must be made in the form and manner as provided under this Section 3.6, and will be given effect even if the Participant incurs a Termination of Employment prior to the date such restricted stock would otherwise have vested in the Participant, but for the election to defer such restricted stock, provided that the Account or a sub-account established on behalf of the Participant under the Plan exists to which the value of such restricted stock may be credited.

3.6.3.    Adjustment of Annual Restricted Stock Amount.    Subject to any terms and conditions imposed by the Committee, the Annual Restricted Stock Amount for the Participant for a Plan Year shall be required to include the value of the amount of restricted stock the payment of which has been unilaterally deferred by the Employer, by action of the Committee, to increase the probability that such payment would be fully deductible for federal or state income tax purposes if such payment were made, but for such deferral. The value of any restricted stock deferred under this Section 3.6 shall, at the time the restricted stock would otherwise have vested under the terms of an ATK stock incentive plan, but for the deferral, be credited to the Account of the Participant as of the date on which such restricted stock would otherwise have vested under the terms of the applicable ATK stock incentive plan.

3.7.    Transfer Amounts.    If a participant in the Alliant Techsystems Inc. Management Deferred Compensation Plan elects to cease to participate in that plan and to participate in this Plan pursuant to Section 2 of this Plan, effective as of January 1, 2003, the Participant’s elections to defer salary and bonus amounts that were made under that plan and in effect at the time of such election to cease to participate in that plan and to participate in this Plan shall terminate, effective as of January 1, 2003, and no additional amounts shall be credited to such Participant’s account or accounts under that plan as of the effective date of such election to cease to participate in that plan and to participate in this Plan.

3.7.1.    Transfer Accounts.    Upon such Participant’s election to cease to participate in the Alliant Techsystems Inc. Management Deferred Compensation Plan and to participate in this Plan, the amounts credited to the account or accounts of that participant under the Alliant Techsystems Inc. Management Deferred Compensation Plan shall be transferred to and credited to the Account or Accounts or any sub-account of the Participant under the Plan and shall be subject to the terms and conditions of this Plan. The value of the benefits that were payable to such participant under the Alliant Techsystems Inc. Management Deferred Compensation Plan shall, after such transfer and credit to such Account, Accounts or sub-accounts under this Plan, be determined, except as otherwise provided under this Section 3.7, valued and payable under this Plan and no benefit shall be determined, valued or payable to or with respect to that participant under the Alliant Techsystems Inc. Management Deferred Compensation Plan, and all rights under the Alliant Techsystems Inc. Management Deferred Compensation Plan shall be waived by that participant and forfeited.

3.7.2.    Distribution of Transfer Amounts.    Except as otherwise provided under this Section 3.7, distributions of amounts so credited to the Account, Accounts or sub-accounts of that participant under this Plan shall be governed by the terms and conditions of this Plan; provided, however, subject to such terms and conditions as determined by ATK, distributions currently in effect pursuant to an election made under the Alliant Techsystems Inc. Management Deferred Compensation Plan shall continue to be made in accordance with that election as if no amounts were transferred or credited to Accounts under this Plan for purposes of such distributions.

3.7.3.    Restrictions and Limitations.    Notwithstanding any provision in this Section 3.7 or the Plan to the contrary, if a Participant in this Plan had made an in-service distribution election under the Alliant Techsystems Inc. Management Deferred Compensation Plan and such election was in effect at the time of the Participant’s election to cease to participate in that plan, that in-service distribution election shall be treated and given effect as an in-service distribution election under this Plan made in accordance with the provisions of this Plan, except, however, that such in-service distribution shall be made in accordance with the election made under the Alliant Techsystems Inc. Management Deferred Compensation Plan as if no transfer of such amount to this Plan had occurred. Furthermore, any amount allocated by a Participant to the “restricted bonus account” under the Alliant Techsystems Inc. Management Deferred Compensation Plan at the time of the Participant’s election to cease to participate in that plan shall be allocated to a “restricted bonus sub-account” Measuring Investment established under this Plan and such amount shall continue to be subject to the restrictions and limitations applicable to that amount as if no transfer of such amount to this Plan had occurred. Any amount allocated by a Participant to the deemed (but not actual) investment in the common stock of ATK and valued as if so invested under the Alliant Techsystems Inc. Management Deferred Compensation Plan at the time of the Participant’s election to cease to participate in that plan shall be allocated to the ATK common stock Measuring Investment established under this Plan and such amount shall be subject to the provisions of this Plan and such other terms and conditions as determined by ATK to satisfy any applicable requirements of the Sarbanes-Oxley Act of 2002, including any applicable requirements regarding notice of blackout periods pursuant to the Act and the guidance issued by the Department of Labor under section 2520.101-3 of the Department of Labor Regulations.

3.8.    Measuring Investments.    The Accounts (and any sub-accounts) and Measuring Investments are specified solely as a device for computing the amount of benefits to be paid by the Employers under this Plan, and the Employers are not required to purchase such investments. The Measuring Investments available for election by Participants shall include deemed (but not actual) investment in investment funds made available by the Employers and, the value of the common stock of ATK, valued at the closing price of ATK common stock as reported on the New York Stock Exchange composite tape on the date when such amounts are effectively credited to the ATK common stock Measuring Investment pursuant to this Plan, except as specifically provided in Sections 3.2.2 and 3.2.4. No initial deferral amounts may be measured or valued by the value of ATK common stock other than amounts deferred under (i) Section 3.2 regarding Bonus Plan cash payments and CVA payments, (ii) Section 3.5 regarding Annual Performance Shares Amounts, or (iii) Section 3.6 regarding Annual Restricted Stock Amounts. Other amounts may be reallocated to the ATK common stock Measuring Investment in compliance with Section 4.4 hereof.

3.8.1.    Restricted Bonus Measuring Investment.    Subject to and pursuant to any conditions and limitations established by the Committee, the value of Bonus Plan cash payments deferred in accordance with Section 3.2.1 and 3.2.2 may be deferred to a “restricted bonus sub-account” Measuring Investment. If such a deferral is made to the “restricted bonus sub-account” Measuring Investment, the sub-account shall be credited, in accordance with Section 3.2.2, with that number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of ATK common stock that could have been purchased with the dollar amount of such allocated amount based upon ninety percent (90%) of the closing price as reported on the New York Stock Exchange, as of the date specified in Section 3.2.2 of this Plan. (For example, if a Participant elected to defer 100% of a Bonus Plan cash payment, which was equal to $30,000 (as reduced for any required tax withholding), and elected to allocate the value of such deferral to the “restricted bonus sub-account” Measuring Investment, and the price per share of ATK common stock was determined to be $60, the sub-account would be credited with 555.55 units valued at $33,333 ($30,000 ÷ (.90 × $60) = 555.55 units)). Any amounts so allocated to the “restricted bonus sub-account” Measuring Investment shall be restricted from any reallocation to any other Measuring Investment available under the Plan for twelve (12) consecutive months beginning as of the date on which such amounts are so allocated. Any such allocation to the “restricted bonus sub-account” Measuring Investment shall be irrevocable during the twelve consecutive month period and shall be subject to any applicable state or federal securities laws including any applicable reporting requirements. As of the end of such twelve consecutive month period, the units so allocated to such “restricted bonus sub-account” Measuring Investment shall be allocated to the ATK common stock Measuring Investment.

3.8.2.    Rules Regarding Measuring Investments.    The Committee shall determine additional Measuring Investments and the rules for the implementation of this Section 3.8 (including rules for designating and changing Measuring Investments).

3.9.    Operational Rules for Deferrals.    A Participant’s election to defer under Section 3.1 shall be “evergreen” (that is, it shall remain in effect for such Plan Year and, unless timely revised by the Participant for a later Plan Year before the beginning of such Plan Year, for all later Plan Years). If a Participant’s compensation after deferrals is not sufficient to cover tax or other payroll withholding requirements, the Committee shall reduce the Participant’s deferrals to the extent necessary to cover such requirements.

SECTION 4

ADJUSTMENT OF ACCOUNTS

4.1.    Establishment of Accounts.    There shall be established for each Participant an unfunded, bookkeeping Account that shall be adjusted each business day.

4.2.    Accounting Rules.    The Committee may adopt (and revise) accounting rules for the Accounts (but such rules shall not change the dates on which any amounts deferred under this Plan are effectively credited to a Measuring Investment).

4.3.    Reallocation of Amounts.    Except with regard to the ATK common stock Measuring Investment, which is subject to Section 4.4 of the Plan, and pursuant to any terms, conditions or rules established by the Committee, a Participant may request on a daily basis to have the amounts credited to the Account (or any sub-account) under the Plan reallocated among one or more Measuring Investments valued at the closing value for such Measuring Investments on the effective date of such reallocation. The Participant’s reallocation requests must be in writing (which may be in an electronic format) on an election form (which may be in an electronic format) approved by the Committee, and in one percent (1%) increments. The portion of any Account (or sub-account) allocated to a Measuring Investment shall be deemed to be invested in such Measuring Investment, reflecting all earnings, losses and other distributions or charges and changes in value which would have been incurred through such an investment. The Committee specifically reserves the authority and right to determine which Measuring Investment if any, to make available, and the continued availability of selected Measuring Investment.

4.4.    ATK Common Stock Measuring Investment.    If the Committee permits amounts to be measured by the value of ATK common stock, then, subject to any other rules or requirements established by the Committee and subject to applicable accounting rules, and any applicable state and federal securities laws and reporting requirements, the requirements of this Section 4.4 shall apply.

(a)   Common Stock.    A Participant may elect to have the amounts credited to his or her Account or Accounts (or sub-account or sub-accounts) allocated or reallocated to or from the ATK common stock Measuring Investment. Except as specifically set out in Sections 3.2, 3.5, or 3.6, such elections may only be made quarterly by filing with the Committee an election, on forms approved and furnished by the Committee, to make such an allocation or reallocation, during the election period consisting of the 12 consecutive business days immediately following the public release of ATK’s financial results for that fiscal quarter for which an election is made (for purposes of this Section 4.4 defined as a “Quarterly Election Period”). If such an election is made, the ATK common stock Measuring Investment shall be credited with, or reduced by, as determined by the election made, that number of units (including fractions thereof) equal to the number of shares (including fractions thereof) of ATK common stock that could have been purchased, or sold, as determined by the election made, with the dollar amount of such allocated or reallocated amount determined as of the date of such election during the Quarterly Election Period at the stock price per share based upon the closing price as reported on the New York Stock Exchange for such date. During each Quarterly Election Period, Participant may make one or more elections to allocate or reallocate the amounts credited to his or her Account or Accounts (or sub-account or sub-accounts) to or from the ATK common stock Measuring Investment, provided, however, that a Participant may not allocate or reallocate both in to and out of the ATK common stock Measuring Investment during the same Quarterly Election Period. Each unit of the ATK common stock Measuring Investment shall be measured by the value of one share of stock and treated as though invested in a share of stock.

(b)   Cash Dividends.    Amounts measured by the value of ATK common stock shall be credited on any cash dividend payment date with that number of units equal to the number of shares which could have been purchased on the dividend payment date, based upon the closing price of ATK common stock as reported on the New York Stock Exchange for such date, with the value of the cash dividends paid on shares of stock equal to the number of units credited to the Account as of the record date for such dividend.

(c)   Stock Dividends.    The number of units credited to the Account shall be adjusted to reflect any change in the outstanding ATK common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change.

(d)   Voting of Common Stock.    No Participant or Beneficiary shall be entitled to any voting rights with respect to any units credited to the Account.

4.5.    Hypothetical Account.    The Account established under this Plan, including any sub-accounts established under this Plan, shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any Account or sub-accounts established under the Plan shall hold or be required to hold any actual funds or assets.

SECTION 5

VESTING OF ACCOUNTS

The Account, and any other Accounts or sub-accounts established under the Account, of each Participant shall be fully (100%) vested and nonforfeitable at all times (except for early distribution penalties described in Section 7), which, for purposes of the Plan, determines the Participant’s interest in the benefit described under the Plan that may be payable to or with respect to the Participant in accordance with and subject to the terms of the Plan.

SECTION 6

SPENDTHRIFT PROVISION

6.1.    Anti-alienation.    No Participant or Beneficiary shall have any interest in the Account or any sub-account which can be transferred nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Employers, nor shall the Committee recognize any assignment thereof, either in whole or in part, nor shall the Account be subject to attachment, garnishment, execution following judgment or other legal process before the Account is distributed to the Participant or Beneficiary.

6.2.    Designation of Beneficiary.    The power to designate Beneficiaries to receive the Account or any sub-account of a Participant in the event of such Participant’s death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber such Participant’s Account or any part thereof and any attempt of a Participant to so exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Committee.

SECTION 7

DISTRIBUTIONS

7.1.    Time of Distribution.    Except as otherwise provided in this Section 7, a Participant’s Account, and all sub-accounts (reduced by the amount of any applicable payroll, withholding and other taxes), shall be distributable upon the Termination of Employment of the Participant. The amount of such distribution shall be determined as of the Valuation Date immediately following the Termination of Employment and shall be actually paid (or, in the case of installments, commenced) by the Employers as soon as practicable after such determination (but in no event later than 90 days after such Valuation Date); provided, however, that if the Participant has so elected as described in Section 7.3, the amount of such distribution shall instead be determined as of the Valuation Date that is twelve (12) months after the Valuation Date immediately following the Termination of Employment or as of the Valuation Date that is sixty (60) months after the Valuation Date immediately following the Termination of Employment and shall be actually paid (or, in the case of installments, commenced) by the Employers as soon as practicable after such determination.

7.1.1.    Application for Distribution.    A Participant shall not be required to make application to receive payment. Distribution shall not be made to any Beneficiary, however, until such Beneficiary shall have filed a written application for benefits in a form acceptable to the Committee and such application shall have been approved by the Committee.

7.1.2.    Section 162(m) Determination.    If the Committee determines that delaying the time that initial payments are made or commenced would increase the probability that such payments would be fully deductible for federal or state income tax purposes, the Employers may unilaterally delay the time of the making or commencement of payments for up to twenty-four (24) months after the date such payments would otherwise be payable.

7.2.    Form of Distribution.    Distribution of the Participant’s Account shall be made as follows:

(a)   Lump Sum.    Unless the Participant qualifies to receive installments as permitted by Section 7.2(b), distribution of all benefits payable to the Participant under the Plan shall be made in the form of a single lump sum.

(b)   Installments.

(i)  Eligibility for Installments for Participants Who Have Attained Age Fifty-Five (55).    A Participant’s Account, including any sub-accounts, shall be distributed in the form of a series of annual installments not to exceed fifteen (15) annual installments if, and only if, the Participant has satisfied the following conditions: (a) the Participant, at Termination of Employment, has attained age fifty-five (55) and has at least five (5) years of continuous service with the Employers or one or more Affiliates, (b) the Participant has made an election to receive distribution of the Account, including any sub-accounts, in annual installments as described in Section 7.3, and (c) the Participant has elected the number of annual installments to be made.

(ii)  Eligibility for Installments for Participants Who Have Not Attained Age Fifty-Five (55).    A Participant’s Account, including any sub-accounts, shall be distributed in the form of a series of annual installments not to exceed five (5) annual installments if, and only if, the Participant has satisfied the following conditions: (a) the Participant, at Termination of Employment, has not yet attained age fifty-five (55), but has at least five (5) years of continuous service with the Employers or one or more Affiliates, (b) the Participant has made an election to receive distribution of the Account, including any sub-accounts, in annual installments as described in Section 7.3, and (c) the Participant has elected the number of annual installments to be made.

(iii)  Time and Amount of Installments.    The amount of each annual installment shall be determined, as of the Valuation Date coincident with or next following each annual installment, by dividing the amount of the Account, including all sub-accounts, as of such Valuation Date by the number of remaining installment payments to be made (including the payment being determined). After the first installment, the amount of future installments will be determined as of each following December 31 (beginning with the December 31 immediately following the first installment). Such installments shall be actually paid as soon as practicable after each such determination.

(iv)  Request for Lump Sum Payment.    On forms furnished by and filed with the Committee, a Participant who is receiving installments may elect to receive the total remaining balance of the Account and all sub-accounts (but not part thereof) for any reason, provided that the Account balance will be reduced by a penalty of ten percent (10%), with the result that the Participant will receive ninety percent (90%) of the Account balance and ten percent (10%) of the Account balance will be forfeited to the Employers. The amount of such distribution will be determined as of the Valuation Date coincident with or next following receipt of the request by the Committee and shall be actually paid by the Employers to the Participant as soon as practicable after such determination.

7.3.    Election of Time and Form of Distribution.    On forms furnished by and filed with the Committee, each Participant shall elect at the time of initial enrollment:

(a)   whether the amount of the distribution to be made (or, in the case of installments, commenced) shall be determined either (i) as of the Valuation Date immediately following Termination of Employment, (ii) as of the Valuation Date that is twelve (12) months after the Valuation Date immediately following Termination of Employment, or (iii) as of the Valuation Date that is sixty (60) months after the Valuation Date immediately following Termination of Employment, and

(b)   whether distribution shall be made (i) in a lump sum, or (ii) in annual installments if the Participant so qualifies as described in Section 7.2(b).

On forms furnished by and filed with the Committee, such elections may be changed by the Participant, provided that:

(a)   no change shall be effective until twelve (12) months after it is received by the Committee, and

(b)   no change may be filed within twelve (12) months after the initial election (or, if one or more prior changes has been filed, within twelve (12) months after the latest of such changes was filed).

No spouse, former spouse, Beneficiary or other person shall have any right to participate in the Participant’s election to revise distribution elections.

7.4.    Payment to Beneficiary.

7.4.1.    Payment to Beneficiary for Death After Termination of Employment.    If a Participant dies after a Termination of Employment, the benefit payable under the Plan based upon the balance remaining of the amounts credited to the Participant’s Account, including all sub-accounts, shall be payable to the Beneficiary of the Participant in the form of a lump sum payment as soon as administratively possible following such Participant’s death.

7.4.2.    Payment to Beneficiary for Death Before Termination of Employment.    If a Participant dies before Termination of Employment, the benefit payable under the Plan based upon the Participant’s Account, including all sub-accounts, shall be payable to the Beneficiary of the Participant in the form of a lump sum payment as soon as administratively possible following the death of the Participant.

7.5.    Designation of Beneficiaries.

7.5.1.    Right to Designate.    Each Participant may designate, upon forms to be furnished by and filed with the Committee, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of such Participant’s Account in the event of such Participant’s death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary. No such designation, change or revocation shall be effective unless executed by the Participant and received by the Committee during the Participant’s lifetime.

7.5.2.    Spousal Consent.    Notwithstanding the foregoing, a designation will not be valid for the purpose of paying benefits from the Plan to anyone other than a surviving spouse of the Participant (if there is a surviving spouse) unless that surviving spouse consents in writing to the designation of another person as Beneficiary. To be valid, the consent of such spouse must be in writing, and must acknowledge the effect of the designation of the Beneficiary. The consent of the spouse must be to the designation of a specific named Beneficiary which may not be changed without further spousal consent, or alternatively, the consent of the spouse must expressly permit the Participant to make and to change the designation of Beneficiaries without any requirement of further spousal consent. The consent of the spouse to a Beneficiary is a waiver of the spouse’s rights to death benefits under the Plan. The consent of the surviving spouse need not be given at the time the designation is made. The consent of the surviving spouse need not be given before the death of the Participant. The consent of the surviving spouse will be required, however, before benefits can be paid to any person other than the surviving spouse. The consent of a spouse shall be irrevocable and shall be effective only with respect to that spouse. The provisions of this Section 7.5.2 shall not apply to a spouse of a Participant who became such after benefits have commenced to such Participant.

7.5.3.    Failure of Designation.    If a Participant:

(a)   fails to designate a Beneficiary,

(b)   designates a Beneficiary and thereafter revokes such designation without naming another Beneficiary, or

(c)   designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant,

such Participant’s Account, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of surviving issue) in equal shares if there is more than one member in such class surviving the Participant: (i) Participant’s surviving spouse, (ii) Participant’s surviving issue per stirpes and not per capita, (iii) Participant’s surviving parents, (iv) Participant’s surviving brothers and sisters, (v) Representative of Participant’s estate.

7.5.4.    Disclaimers by Beneficiaries.    A Beneficiary entitled to a distribution of all or a portion of a deceased Participant’s Account may disclaim an interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must be a natural person, must not have received a distribution of all or any portion of the Account at the time such disclaimer is executed and delivered, and must have attained at least age twenty-one (21) years as of the date of the Participant’s death. Any disclaimer must be in writing and must be executed personally by the Beneficiary before a notary public. A disclaimer shall state that the Beneficiary’s entire interest in the undistributed Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original executed copies of the disclaimer must be both executed and actually delivered to the Committee after the date of the Participant’s death but not later than one hundred eighty (180) days after the date of the Participant’s death. A disclaimer shall be irrevocable when delivered to the Committee. A disclaimer shall be considered to be delivered to the Committee only when actually received by the Committee. The Committee shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of any other provisions under this Plan. No other form of attempted disclaimer shall be recognized by the Committee.

7.5.5.    Definitions.    When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, including legally adopted descendants and their descendants but not including illegitimate descendants and their descendants; “child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.

7.5.6.    Special Rules.    Unless the Participant has otherwise specified in the Participant’s Beneficiary designation, the following rules shall apply:

(a)   If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(b)   The automatic Beneficiaries specified in Section 7.5.3 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(c)   If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form executed by the Participant and received by the Committee after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(d)   Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(e)   Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

The Committee shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.

7.6.    Death Prior to Full Distribution.    If, at the death of the Participant, any payment to the Participant was due or otherwise pending but not actually paid, the amount of such payment shall be included in the Account which is payable to the Beneficiary (and shall not be paid to the Participant’s estate).

7.7.    Facility of Payment.    In case of the legal disability, including minority, of a Participant or Beneficiary entitled to receive any distribution under this Plan, payment shall be made by the Employers, if the Committee shall be advised of the existence of such condition:

(a)   to the duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary, or

(b)   to a person or institution entrusted with the care or maintenance of the incompetent or disabled Participant or Beneficiary, provided such person or institution has satisfied the Committee that the payment will be used for the best interest and assist in the care of such Participant or Beneficiary, and provided further, that no prior claim for said payment has been made by a duly appointed guardian, conservator or other legal representative of such Participant or Beneficiary.

Any payment made in accordance with the foregoing provisions of this section shall constitute a complete discharge of any liability or obligation of the Employers therefor.

7.8.    In-Service Distributions.

7.8.1.    Pre-Selected In-Service Distributions.    If a Participant so elects upon initial enrollment in the Plan under Section 3, distribution will be made to such Participant prior to Termination of Employment under the following rules:

(a)   On forms approved and furnished by and filed with the Committee, each Participant has a one-time opportunity to select one or more in-service distribution dates and amounts at the time of initial enrollment only.

(b)   No such distribution will be made before the April 1 that follows the third full Plan Year after the Participant first enrolled.

(c)   Only one such distribution will be made in any Plan Year.

(d)   On forms approved and furnished by and filed with the Committee, any pre-selected distribution date may be extended (one time only), provided that such extension must be received by the Committee at least 12 months before the scheduled date of distribution and, provided that, with respect to a Participant who is a Section 16 Officer, the extension also must be approved in advance by the Committee.

(e)   On forms approved and furnished by and filed with the Committee, any pre-selected distribution date may be cancelled (whether or not previously extended), provided that such cancellation must be received by the Committee at least twelve (12) months before the scheduled date of distribution and, provided that, with respect to a Participant who is a Section 16 Officer, the cancellation also must be approved in advance by the Committee.

(f)    The distribution amount shall be determined as of the Valuation Date coincident with or next following the pre-selected distribution date and shall be actually paid as soon as practicable after such determination.

7.8.2.    On Demand In-Service Distributions.    On forms approved and furnished by and filed with the Committee, a Participant may request to receive all or part of such Participant’s Account prior to Termination of Employment for any reason, provided that the requested distribution amount will be reduced by a penalty equal to 10% of the requested amount, with the result that the Participant will receive 90% of the requested amount and 10% of the requested amount will be forfeited to the Employers and, provided that, with respect to a Participant who is a Section 16 Officer, the distribution also must be approved in advance by the Committee. The amount of such distribution shall be determined as of the Valuation Date coincident with or next following receipt of the request by the Committee, and, if applicable, the approval of the Committee, and shall be actually paid by the Employers to the Participant as soon as practicable after such determination.

If a Participant receives such a distribution, such Participant’s deferrals under Section 3 will then cease. The Participant may not again elect to defer compensation until the enrollment period for the Plan Year that begins at least twelve (12) months after such distribution.

7.8.3.    In-Service Distribution for Financial Hardship.    On forms approved and furnished by and filed with the Committee, a Participant may request to receive all or part of such Participant’s Account prior to Termination of Employment to alleviate a Financial Hardship and, provided that, with respect to a Participant who is a Section 16 Officer, the distribution also must be approved in advance by the Committee. For purposes of the Plan, “Financial Hardship” means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Section 152(a) of the Code), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable emergency circumstances arising as a result of events beyond the control of the Participant. If a hardship is or may be relieved either (a) through reimbursement or compensation by insurance or otherwise, (b) by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or (c) by cessation of deferrals under this Plan or any Section 401(k) plan, then the hardship shall not constitute a Financial Hardship for purposes of this Plan. The amount of such distribution shall be determined as of the Valuation Date next preceding approval of the request by the Committee and shall be actually paid as soon as practicable after such approval. If a Participant receives a distribution due to Financial Hardship, such Participant’s deferrals under Section 3 will then cease. The Participant may not again elect to defer compensation until the enrollment period for the Plan Year that begins at least twelve (12) months after such distribution. A Beneficiary of a deceased Participant may also request an early distribution for Financial Hardship.

7.9.    Effect of Disability.    If the Participant becomes Disabled while actively employed by the Employers or an Affiliate, the Participant may by written notice to the Committee suspend further deferrals while so Disabled. If a Disabled Participant has a Termination of Employment, such Participant will be deemed to be age fifty-five (55) and to have five (5) years of continuous service for purposes of determining distributions under Section 7. For purposes of the Plan, “Disabled” means that the Participant has been determined to be totally and permanently disabled either (a) for social security purposes, (b) for purposes of any Employer-sponsored long term disability plan or policy, or (c) for purposes of worker’s compensation.

7.10.    Distributions in Cash.    All distributions from this Plan shall be made in cash, and no amounts which may be payable under the Plan will be payable in the form of ATK common stock.

SECTION 8

FUNDING OF PLAN

8.1.    Unfunded and Unsecured Plan.    The Plan shall at all times be considered entirely unfunded for tax purposes and for purposes of ERISA and no provision shall at any time be made with respect to segregating assets of any Employer for payment of any amounts under the Plan. The obligation of any Employer to make payments under this Plan constitutes only the unsecured (but legally enforceable) promise of the Employer to make such payments. Any funds invested under the Plan allocable to an Employer shall continue for all purposes to be part of the respective general assets of such Employer and available to the general creditors of the Employer in the event of insolvency (the Employer is generally not paying its debts as such debts become due, taking into account any period of time during which such Employer is permitted to cure any past due payment of such debts, unless such debts are the subject of a bona fide dispute, as interpreted and applied by United States Bankruptcy Courts) or bankruptcy (the Employer is subject to a pending proceeding voluntary or otherwise (including an involuntary petition), as a debtor under the United States Bankruptcy Code) of such

Employer. No Participant shall have any lien, prior claim or other security interest in any property of any Employer. An Employer shall have no obligation to establish or maintain any fund, trust or account (other than a bookkeeping account or reserve) for the purpose of funding or paying the benefits promised under this Plan. If such a fund, trust or account is established by an Employer, the property therein shall remain the sole and exclusive property of the Employer. Unless otherwise paid by ATK, a participating Employer shall be obligated to pay its respective costs of this Plan out of its general assets. All references to accounts, accruals, gains, losses, income, expenses, payments, custodial funds and the like are included merely for the purpose of measuring the obligation of a participating Employer to Participants in this Plan and shall not be construed to impose on the Employer the obligation to create any separate fund for purposes of this Plan.

8.2.    Corporate Obligation.    Neither any officer of any Employer nor any member of the Committee in any way secures or guarantees the payment of any benefit or amount which may become due and payable hereunder to or with respect to any Participant. Each Participant and other person entitled at any time to payments hereunder shall look solely to the assets of the Employers for such payments as an unsecured, general creditor. After benefits shall have been paid to or with respect to a Participant and such payment purports to cover in full the benefit hereunder, such former Participant or other person or persons, as the case may be, shall have no further right or interest in the other assets of the Employers in connection with this Plan. No person shall be under any liability or responsibility for failure to effect any of the objectives or purposes of this Plan by reason of the insolvency of the Employers.

8.3.    The Trust.    In order to provide assets from which to fulfill the obligations to the Participants and their Beneficiaries under the Plan, ATK may establish a Trust by a trust agreement with a third party, the Trustee, to which ATK and any participating Employer may, in its discretion, contribute cash or other property to provide for the benefit payments under the Plan. The Trustee for the Trust will have the duty to invest the Trust assets and funds in accordance with the terms of such Trust. ATK shall be entitled at any time, and from time to time, in its sole discretion, to substitute assets of at least equal fair market value for any assets held in the Trust established by ATK. All rights associated with the assets of the Trust will be exercised by the Trustee of the Trust or the person designated by such Trustee, and will in no event be exercisable by or rest with Participants or their Beneficiaries. The Trust shall provide that in the event of the insolvency of ATK, the Trustee shall hold the assets for the benefit of the general creditors of ATK.

SECTION 9

AMENDMENT AND TERMINATION

9.1.    Amendment and Termination.    The Board of Directors may unilaterally amend the Plan Statement prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate this Plan both with regard to persons receiving benefits and persons expecting to receive benefits in the future; provided, however, that:

(a)   the benefit, if any, payable to or with respect to a Participant who has had a Termination of Employment as of the effective date of such amendment or the effective date of such termination shall not be, without the written consent of the Participant, diminished or delayed by such amendment or termination (but the Board of Directors may terminate the Plan completely and provide for immediate payment of all Accounts under the Plan in single lump sum payments), and

(b)   the benefit, if any, payable to or with respect to each other Participant determined as if such Participant had a Termination of Employment on the effective date of such amendment or the effective date of such termination shall not be, without the written consent of the Participant, diminished or delayed by such amendment or termination (but the Board of Directors may terminate the Plan completely and provide for immediate payment of all Accounts under the Plan in single lump sum payments).

9.2.    No Oral Amendments.    No modification of the terms of the Plan Statement or termination of this Plan shall be effective unless it is in writing and signed on behalf of the Board of Directors by a person authorized to execute such writing. No oral representation concerning the interpretation or effect of the Plan Statement shall be effective to amend the Plan Statement.

9.3.    Plan Binding on Successors.    ATK will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of ATK), by agreement, to expressly assume and agree to perform this Plan in the same manner and to the same extent that ATK would be required to perform it if no such succession had taken place.

SECTION 10

DETERMINATIONS, RULES AND REGULATIONS

10.1.    Determinations.    The Board of Directors and the Committee shall make such determinations as may be required from time to time in the administration of this Plan. The Board of Directors and the Committee shall have the discretionary authority and responsibility to interpret and construe the Plan Statement and to determine all factual and legal questions under this Plan, including but not limited to the entitlement of Participants and Beneficiaries, and the amounts of their respective interests. Each interested party may act and rely upon all information reported to them hereunder and need not inquire into the accuracy thereof, nor be charged with any notice to the contrary.

10.2.    Rules and Regulations.    Any rule not in conflict or at variance with the provisions hereof may be adopted by the Committee.

10.3.    Method of Executing Instruments.    Information to be supplied or written notices to be made or consents to be given by the Committee pursuant to any provision of the Plan Statement may be signed in the name of the Committee by any officer who has been authorized to make such certification or to give such notices or consents.

10.4.    Claims Procedure.    The claims procedure set forth in this Section 10.4 shall be the exclusive administrative procedure for the disposition of claims for benefits arising under this Plan.

10.4.1.    Original Claim.    Any person may, if he or she so desires, file with the Committee a written claim for benefits under this Plan. Within ninety (90) days after the filing of such a claim, the Committee shall notify the claimant in writing whether the claim is upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred eighty (180) days from the date the claim was filed) to reach a decision on the claim. If the claim is denied in whole or in part, the Committee shall state in writing:

(a)   the specific reasons for the denial;

(b)   the specific references to the pertinent provisions of the Plan Statement on which the denial is based;

(c)   a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d)   an explanation of the claims review procedure set forth in this section.

10.4.2.    Review of Denied Claim.    Within sixty (60) days after receipt of notice that the claim has been denied in whole or in part, the claimant may file with the Board of Directors a written request for a review and may, in conjunction therewith, submit written issues and comments. Within sixty (60) days after the filing of such a request for review, the Board of Directors shall notify the claimant in writing whether, upon review, the claim was upheld or denied in whole or in part or shall furnish the claimant a written notice describing specific special circumstances requiring a specified amount of additional time (but not more than one hundred twenty (120) days from the date the request for review was filed) to reach a decision on the request for review.

10.4.3.    General Rules.

(a)   No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the claims procedure. The Committee may require that any claim for benefits and any request for a review of a denied claim be filed on forms to be furnished by the Committee upon request.

(b)   All decisions on Original claims shall be made by the Committee and all decisions on requests for a review of denied claims shall be made by the Board of Directors.

(c)   the Committee and the Board of Directors may, in their discretion, hold one or more hearings on a claim or a request for a review of a denied claim.

(d)   A claimant may be represented by a lawyer or other representative (at the claimant’s own expense), but the Committee and the Board of Directors reserves the right to require the claimant to furnish written authorization. A claimant’s representative shall be entitled, upon request, to copies of all notices given to the claimant.

(e)   The decision of the Committee on a claim and a decision of the Board of Directors on a request for a review of a denied claim shall be served on the claimant in writing. If a decision or notice is not received by a claimant within the time specified, the claim or request for a review of a denied claim shall be deemed to have been denied.

(f)    Prior to filing a claim or a request for a review of a denied claim, the claimant or his or her representative shall have a reasonable opportunity to review a copy of the Plan Statement and all other pertinent documents in the possession of the Committee and the Board of Directors.

(g)   The Committee and the Board of Directors may permanently or temporarily delegate its responsibilities under this claims procedure to an individual or a committee of individuals.

10.4.4.    Disability Claims.    Effective for claims filed on or after January 1, 2002, any review of an appeal of a determination with respect to the disability of an eligible employee must meet the following standards: the review does not afford deference to the initial adverse determination; the review is conducted by an appropriate person who is neither the party who made the initial adverse benefit determination that is the subject of the appeal nor a subordinate of such party; the review provides for the appropriate person to consult with health care professionals with appropriate training and experience in the field of medicine involved in the medical judgment in deciding the appeal of an adverse benefit determination that is based in whole or in part on a medical judgment; and the review provides for the identification of the medical or vocational experts whose advice was obtained in connection with the claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the determination. Furthermore, effective for claims filed on or after January 1, 2002, the ninety (90) day period described in these procedures shall be reduced to forty-five (45) days in the case of a claim of the disability. The forty-five (45) day period may be extended by thirty (30) days if the Committee determines the extension is necessary to circumstances outside the control of the Committee, and the claimant is notified prior to the end of the forty-five (45) day period. If prior to the end of the thirty (30) day extension period, the Committee determines that additional time is necessary, the period may be extended for a second thirty (30) day period, provided the claimant is notified prior to the end of the first thirty (30) day extension period and such notice specifies the circumstances requiring the extension and the date as of which the Committee expects to render a decision. Effective for claims filed on or after January 1, 2002, the sixty (60) day period described in these procedures shall be reduced to forty-five (45) days with respect to the appeal of the denial of the claim of disability by an eligible employee. The forty-five (45) day period may be extended by an additional forty-five (45) days if the Board of Directors determines the extension is necessary to circumstances outside the control of the Board of Directors, and the claimant is notified prior to the end of the initial forty-five (45) day period.

10.5.    Limitations and Exhaustion.

10.5.1.    Limitations.    No claim shall be considered under these administrative procedures unless it is filed with the Committee within one (1) year after the claimant knew (or reasonably should have known) of the principal facts on which the claim is based. Every untimely claim shall be denied by the Committee without regard to the merits of the claim. No legal action (whether arising under section 502 or section 510 of ERISA or under any other statute or non-statutory law) may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of:

(a)   two (2) years after the claimant knew (or reasonably should have known) of the principal facts on which the claim is based, or

(b)   ninety (90) days after the claimant has exhausted these administrative procedures.

Knowledge of all facts that a Participant knew (or reasonably should have known) shall be imputed to each claimant who is or claims to be a Beneficiary of the Participant (or otherwise claims to derive an entitlement by reference to a Participant) for the purpose of applying the one (1) year and two (2) year periods.

10.5.2.    Exhaustion Required.    The exhaustion of these administrative procedures is mandatory for resolving every claim and dispute arising under this Plan. As to such claims and disputes:

(a)   no claimant shall be permitted to commence any legal action relating to any such claim or dispute (whether arising under section 502 or section 510 of ERISA or under any other statute or non-statutory law) unless a timely claim has been filed under these administrative procedures and these administrative procedures have been exhausted; and

(b)   in any such legal action all explicit and implicit determinations by the Committee and the Board of Directors (including, but not limited to, determinations as to whether the claim was timely filed) shall be afforded the maximum deference permitted by law.

SECTION 11

PLAN ADMINISTRATION

11.1.    Officers.    Except as hereinafter provided, functions generally assigned to ATK shall be discharged by its officers or delegated and allocated as provided herein.

11.2.    Chief Executive Officer.    Except as hereinafter provided, the CEO may delegate or redelegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such functions assigned to ATK generally hereunder as the CEO may from time to time deem advisable.

11.3.    Board of Directors.    Notwithstanding the foregoing, the Board of Directors shall have the exclusive authority, which may not be delegated, to amend the Plan Statement and to terminate this Plan.

11.4.    Committee.    The Committee shall:

(a)   keep a record of all its proceedings and acts and keep all books of account, records and other data as may be necessary for the proper administration of the Plan; notify the Employers of any action taken by the Committee and, when required, notify any other interested person or persons;

(b)   determine from the records of the Employers the compensation, status and other facts regarding Participants and other employees;

(c)   prescribe forms to be used for distributions, notifications, etc., as may be required in the administration of the Plan;

(d)   set up such rules, applicable to all Participants similarly situated, as are deemed necessary to carry out the terms of this Plan Statement;

(e)   perform all other acts reasonably necessary for administering the Plan and carrying out the provisions of this Plan Statement and performing the duties imposed on it by the Board of Directors of ATK;

(f)    resolve all questions of administration of the Plan not specifically referred to in this section;

(g)   in accordance with regulations of the Secretary of Labor, provide adequate notice in writing to any claimant whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, written in a manner calculated to be understood by the claimant; and

(h)   to the extent appropriate, delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the Committee or employees of any Employer, such functions assigned to the Committee hereunder as it may from time to time deem advisable.

If there shall at any time be three (3) or more members of the Committee serving hereunder who are qualified to perform a particular act, the same may be performed, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority. No person who failed to join or concur in such act shall be held liable for the consequences thereof, except to the extent that liability is imposed under ERISA.

11.5.    Delegation.    The Board of Directors and the members of the Committee shall not be liable for an act or omission of another person with regard to a responsibility that has been allocated to or delegated to such other person pursuant to the terms of the Plan Statement or pursuant to procedures set forth in the Plan Statement.

11.6.    Conflict of Interest.    If any individual to whom authority has been delegated or redelegated hereunder shall also be a Participant in this Plan, such Participant shall have no authority with respect to any matter specially affecting such Participant’s individual rights hereunder or the interest of a person superior to him or her in the organization (as distinguished from the rights of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to other individuals as the case may be, to the exclusion of such Participant, and such Participant shall act only in such Participant’s individual capacity in connection with any such matter.

11.7.    Administrator.    ATK shall be the administrator for purposes of section 3(16)(A) of ERISA.

11.8.    Service of Process.    In the absence of any designation to the contrary by the Committee, the General Counsel of ATK is designated as the appropriate and exclusive agent for the receipt of process directed to this Plan in any legal proceeding, including arbitration, involving this Plan.

11.9.    Expenses.    All expenses of administering this Plan shall be borne by the Employers.

11.10.    Tax Withholding.    The Employers shall withhold the amount of any federal, state or local income tax or other tax required to be withheld by the Employers under applicable law with respect to any amount payable under this Plan.

11.11.    Certifications.    Information to be supplied or written notices to be made or consents to be given by the Committee pursuant to any provision of this Plan may be signed in the name of the Committee by any officer who has been authorized to make such certification or to give such notices or consents.

11.12.    Errors in Computations.    The Employers shall not be liable or responsible for any error in the computation of the Account or the determination of any benefit payable to or with respect to any Participant resulting from any misstatement of fact made by the Participant or by or on behalf of any survivor to whom such benefit shall be payable, directly or indirectly, to the Employers and used by the Committee in determining the benefit. The Committee shall not be obligated or required to increase the benefit payable to or with respect to such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the benefit of any Participant which is overstated by reason of any such misstatement or any other reason shall be reduced to the amount appropriate in view of the truth (and to recover any prior overpayment).

SECTION 12

CONSTRUCTION

12.1.    Applicable Laws.

12.1.1.    ERISA Status.    This Plan is adopted with the understanding that it is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as provided in section 201(2), section 301(3) and section 401(a)(1) of ERISA. Each provision shall be interpreted and administered accordingly.

12.1.2.    IRC Status.    This Plan is intended to be a nonqualified deferred compensation arrangement. The rules of section 401(a) et. seq. of the Code shall not apply to this Plan. The rules of section 3121(v) and section 3306(r)(2) of the Code shall apply to this Plan.

12.1.3.    References to Laws.    Any reference in the Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation.

12.2.    Effect on Other Plans.    This Plan shall not alter, enlarge or diminish any person’s employment rights or obligations or rights or obligations under any other employee pension benefit or employee welfare benefit plan.

12.3.    Disqualification.    Notwithstanding any other provision of the Plan Statement or any election or designation made under this Plan, any potential Beneficiary who feloniously and intentionally kills a Participant shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant. A final judgment of conviction of felonious and intentional killing is conclusive for this purpose. In the absence of a conviction of felonious and intentional killing, the Committee shall determine whether the killing was felonious and intentional for this purpose.

12.4.    Rules of Document Construction.

(a)   An individual shall be considered to have attained a given age on such individual’s birthday for that age (and not on the day before). Individuals born on February 29 in a leap year shall be considered to have their birthdays on February 28 in each year that is not a leap year.

(b)   Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to the entire Plan Statement and not to any particular paragraph or Section of the Plan Statement unless the context clearly indicates to the contrary.

(c)   The titles given to the various Sections of the Plan Statement are inserted for convenience of reference only and are not part of the Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof.

(d)   Notwithstanding any thing apparently to the contrary contained in the Plan Statement, the Plan Statement shall be construed and administered to prevent the duplication of benefits provided under this Plan and any other qualified or nonqualified plan maintained in whole or in part by the Employers.

12.5.    Choice of Law.    This instrument has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.

12.6.    No Employment Contract.    This Plan is not and shall not be deemed to constitute a contract of employment between an Employer and any person, nor shall anything herein contained be deemed to give any person any right to be retained in an Employer’s employ or in any way limit or restrict the Employer’s right or power to discharge any person at any time and to treat any person without regard to the effect which such treatment might have upon him or her as a Participant in this Plan. Neither the terms of the Plan Statement nor the benefits under this Plan nor the continuance of the Plan shall be a term of the employment of any employee. The Employers shall not be obliged to continue this Plan.

FIRST AMENDMENT
TO THE
ALLIANT TECHSYSTEMS INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

Alliant Techsystems Inc., a Delaware corporation (hereinafter sometimes referred to as “ATK”), pursuant to the authority and power reserved to it in Section 9.1 of the Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan (hereinafter referred to as the “Plan”), hereby adopts and publishes this First Amendment to said Plan effective as of February 2, 2004.

1.                                      Section 1 of said Plan shall be, and hereby is, amended by deleting subsection 1.2.17 of Section 1.2 thereof in its entirety and substituting therefor the following subsection 1.2.17:

1.2.17.               Participant – an employee of an Employer who is designated as or determined to be eligible to participate in the Plan in accordance with the provisions of Section 2 and who has elected to defer compensation under Section 3, or an employee or former employee of Thiokol who is designated as or determined to be eligible to participate in the Plan in accordance with the provisions of Section 2, who has been determined to be eligible to participate in the Plan based upon participation in the Thiokol Deferred Executive Bonus Program and for whom amounts allocated to accounts under that program are transferred to and credited to Transfer Accounts under this Plan.  A Participant shall be considered to continue as a Participant in this Plan until the date of the Participant’s death or, if earlier, the date when the Participant no longer has any Account under this Plan (that is, the Participant has received a distribution of all of the amounts credited to the Account of the Participant).

2.                                      Section 1 of said Plan shall be, and hereby is, further amended by designating subsection 1.2.23 of Section 1.2 thereof, the definition of the term “Valuation Date,” as subsection 1.2.24.

3.                                      Section 1 of said Plan shall be, and hereby is, further amended by adding thereto the following new subsection 1.2.23 to Section 1.2 thereof:

1.2.23.               Transfer Account – the separate bookkeeping account representing the separate unfunded and unsecured general obligation of the Employers established with respect to each person who is a Participant in this Plan for whom dollar amounts are credited pursuant to and in accordance with Section 3.7 and from which are subtracted payments or distributions made pursuant to Section 3.7 or Section 7.

4.                                      Section 2 of said Plan shall be, and hereby is, amended by deleting Section 2.1 thereof in its entirety and substituting therefor the following Section 2.1:

2.1                                 Eligibility.  Eligibility to participate in the Plan shall be governed by and determined in accordance with the provisions of Section 2.1.1 and Section 2.1.2.

2.1.1.                     Eligibility to Participate.  Eligibility to participate in the Plan shall be determined based upon the requirements of the provisions of paragraphs (a) and (b) must be satisfied.

(a)                                  Eligibility to participate in the Plan shall be limited to only the following classifications of employees:

(i)                                     any employee of an Employer who is eligible to participate in a Bonus Plan and who is selected for participation in this Plan by the CEO (or any person authorized to act on behalf of the CEO by the Committee) and, with respect to any Section 16 Officer, is selected for participation in this Plan by the Committee;

(ii)                                  any employee who is an active participant in the Alliant Techsystems Inc. Management Deferred Compensation Plan who elects, effective as of January 1, 2003, to cease participation in that plan, resulting in the termination of salary and bonus deferral elections made in accordance with that plan by the participant and the cessation of amounts credited to any account of the participant under that plan, and to participate in this Plan; and

(iii)                               any employee or former employee of Thiokol who was an active participant in the Thiokol Deferred Executive Bonus Program and who has not yet received the entire benefit payable to such person under that program and with respect to whom the balance of the amount allocated to the account of that person pursuant to the Thiokol Deferred Executive Bonus Program shall be transferred to and credited to a Transfer Account established and maintained under the Plan for such person by reason of the consolidation and merger of the Thiokol Deferred Executive Bonus Program with and into this Plan in a manner consistent with the requirements of section 414(l) of the Internal Revenue Code and section 1.414(l)-1 of the Treasury Regulations regarding a merger and consolidation of assets and liabilities, but without regard to any actual merger and consolidation of assets.

(b)                                 Subject to Section 2.2 of the Plan, such an eligible employee or person must then be selected for participation in the Plan by the CEO (or any

2

person authorized to act on behalf of the CEO by the Committee) and, with respect to any Section 16 Officer, is selected for participation in the Plan by the Committee, and shall be eligible to become a Participant as of the day designated by the CEO or, with respect to a Section 16 Officer, the Committee (or, if the CEO or the Committee does not designate a day of initial participation, as of the first day of the next following Plan Year).  The CEO (or the Committee) shall not select any employee for participation unless the CEO (or the Committee) determines that such employee is a member of a select group of management or highly compensated employees (as that phrase has been interpreted under ERISA).  The Committee may at any time determine that a Participant is no longer eligible to make voluntary deferrals from salary under Section 3.1, or Bonus Plan cash payments or CVA amounts under Section 3.2, or to defer any performance shares under Section 3.5, or restricted stock under Section 3.6.  The Committee also may determine that a Participant is not eligible for the credits for the Section 401(k) Plan Supplement under Section 3.3 for any Plan Year at any time before such credits have actually been made.

2.1.2.                     Determination of Eligibility.  The determinations made by the CEO and the Committee pursuant to Section 2.1.1 with respect to eligibility to participate in the Plan shall be conclusive and binding on all parties.  Furthermore, the CEO or, with respect to Section 16 Officers, the Committee may in its discretion determine that a Participant who performs or who has performed services to or with respect to an Employer is no longer eligible to develop benefits under the Plan.  In such event, any benefits payable to the Participant under the Plan will be determined as of the date such Participant ceased such eligibility and will be distributable in accordance with Section 3.7 or Section 7 of the Plan.

5.                                      Section 2 of said Plan shall be, and hereby is, further amended by deleting Section 2.2 thereof in its entirety and substituting therefor the following Section 2.2:

2.2                                 Participation.  Any person determined to be eligible to participate in the Plan under Section 2.1 shall become a Participant as of the date determined under Section 2.1, provided, however, that such person files with the Committee a completed deferral election form in accordance with the requirements of Section 3 of the Plan electing to participate in the Plan or is otherwise considered to be a Participant as of the date determined by the Committee by reason of the credit of the amount allocated to the account of such person under the Thiokol Deferred Executive Bonus Program to a Transfer Account under this Plan pursuant to Section 3.7.  Subject to the provisions of the Plan, once a person becomes a Participant in the Plan, the person shall remain a Participant until his or her death or, if earlier, the date on which occurs a distributable event under either Section 3.7 or Section 7 of the Plan and the entire benefit which may be payable to or on behalf of such Participant under the Plan have been distributed.

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6.                                      Section 3 of said Plan shall be, and hereby is, amended to clarify the manner in which the Plan is intended to be construed and interpreted with respect to amounts or units that may be credited to an Account or Accounts of a Participant under the Plan by the Employer by deleting Section 3.4 thereof in its entirety and substituting therefor the following Section 3.4:

3.4                                 Employer Discretionary Supplements.  Upon written notice to a Participant and to the Committee, the CEO (or, for any Section 16 Officer, the Committee) may (but is not required to) determine at any time and from time to time that an additional amount, or amounts, or units (measured by the value of ATK common stock) shall be credited to an Account or Accounts of the Participant.  Such notice shall specify the amount, amounts, or units to be credited to the Account or Accounts of such Participant and any terms and conditions applicable with respect to any such amount, amounts or units, and shall specify the date or dates on which such amount, amounts, or units shall be credited to such Account or Accounts.  Notwithstanding Section 5, such notice may also establish vesting rules for such amount or amounts or such units, in which case a separate Account or separate Accounts may be established for such Participant.

7.                                      Section 3 of said Plan shall be, and hereby is, further amended by deleting Section 3.7 thereof in its entirety and substituting therefor the following Section 3.7:

3.7.                              Transfer Amounts.  The amounts subject to a transfer pursuant to this Section 3.7 and the requirements regarding such transfer as herein provided shall apply with respect to the benefits that may be payable under the Plan.

(a)                                  If a participant in the Alliant Techsystems Inc. Management Deferred Compensation Plan elects to cease to participate in that plan and to participate in this Plan pursuant to Section 2 of this Plan, effective as of January 1, 2003, the Participant’s elections to defer salary and bonus amounts that were made under that plan and in effect at the time of such election to cease to participate in that plan and to participate in this Plan shall terminate, effective as of January 1, 2003, and no additional amounts shall be credited to such Participant’s account or accounts under that plan as of the effective date of such election to cease to participate in that plan and to participate in this Plan.

(b)                                 If a participant in the Thiokol Deferred Executive Bonus Program becomes a Participant in this Plan pursuant to Section 2 of this Plan, effective as of February 2, 2004, the amounts that were credited to the account of such participant under that program shall be transferred to and credited to a Transfer Account established and maintained under this Plan for such participant in a manner consistent with the requirements of section 414(l) of the Internal Revenue Code and section 1.414(l)-1 of the Treasury Regulations regarding a merger or consolidation of assets and

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liabilities, but without regard to any actual merger or consolidation of assets.  The amount credited to a Transfer Account of a Participant who had been a participant in the Thiokol Deferred Executive Bonus Program shall be determined as of January 31, 2004, and credited to the Transfer Account under this Plan as the opening balance as of February 2, 2004.

3.7.1.                     Transfer Accounts.  The amounts subject to a transfer pursuant to this Section 3.7 shall be credited to Transfer Accounts or other Accounts (or sub-accounts) under this Plan in accordance with this Section 3.7.1.

(a)                                  Upon the election of a Participant to cease to participate in the Alliant Techsystems Inc. Management Deferred Compensation Plan and to participate in this Plan, the amounts credited to the account or accounts of that participant under the Alliant Techsystems Inc. Management Deferred Compensation Plan shall be transferred to and credited to a Transfer Account or other Account, Accounts or any sub-account established for the benefit of the Participant under the Plan and shall be subject to the terms and conditions of this Plan.  The value of the benefits that were payable to such participant under the Alliant Techsystems Inc. Management Deferred Compensation Plan shall, after such transfer and credit to such Transfer Account, or other Account, Accounts or sub-account under this Plan, be determined, except as otherwise provided under this Section 3.7, valued and payable under this Plan and no benefit shall be determined, valued or payable to or with respect to that participant under the Alliant Techsystems Inc. Management Deferred Compensation Plan, and all rights under the Alliant Techsystems Inc. Management Deferred Compensation Plan shall be waived by that participant and forfeited.

(b)                                 Effective as of February 2, 2004, the balance of any amount credited to the account of a participant in the Thiokol Deferred Executive Bonus Program as of January 31, 2004, who becomes a Participant in this Plan shall be transferred to and credited to a Transfer Account of the Participant under the Plan and shall be subject to the terms and conditions of this Plan.  The value of the benefits that were payable to the participant under the Thiokol Deferred Executive Bonus Program, which program shall be consolidated with and merged into this Plan, shall, after such transfer and credit to such Transfer Account under this Plan, be determined, valued and payable under this Plan subject to the terms and conditions of this Plan, and no benefit shall be separately determined, valued or payable to or with respect to that participant under the Thiokol Deferred Executive Bonus Program.

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3.7.2.                     Distribution of Transfer Amounts.  Notwithstanding any provision in Section 7 of the Plan apparently to the contrary, and except as otherwise provided under this Section 3.7, the distribution requirements of this Section 3.7.2 shall apply.

(a)                                  With respect to amounts credited to an account, accounts or sub-accounts of a participant under the Alliant Techsystems Inc. Management Deferred Compensation Plan that have been transferred to and credited to the Transfer Account or other Account or Accounts or sub-accounts for that participant under this Plan pursuant to this Section 3.7, such amounts so credited to the Transfer Account or other Account, Accounts or sub-accounts of the Participant shall be distributed pursuant to and in accordance with the terms and conditions of this Plan, provided, however, that, subject to such terms and conditions as determined by ATK, distributions currently in effect pursuant to elections made under the Alliant Techsystems Inc. Management Deferred Compensation Plan shall continue to be made in accordance with such elections as if no amounts were transferred to or credited to Accounts under this Plan for purposes of such distributions.

(b)                                 With respect to amounts credited to the account of a participant in the Thiokol Deferred Executive Bonus Program that have been transferred to and credited to a Transfer Account for that participant under this Plan pursuant to this Section 3.7, such amounts shall be distributed pursuant to and in accordance with the terms and conditions of this Plan, which terms and conditions shall specifically include the restrictions and limitations of Section 3.7.3 hereof.

3.7.3.                     Restrictions and Limitations.  Notwithstanding any provision in Section 7 or this Section 3.7 or the Plan apparently to the contrary, the restrictions and limitations shall apply with respect to amounts subject to a transfer pursuant to this Section 3.7.

(a)                                  If a Participant in this Plan had made an in-service distribution election under the Alliant Techsystems Inc. Management Deferred Compensation Plan and such election was in effect at the time of the Participant’s election to cease to participate in that plan, that in-service distribution election shall be treated and given effect as an in-service distribution election under this Plan made in accordance with the provisions of this Plan, except, however, that such in-service distribution shall be made in accordance with the election made under the Alliant Techsystems Inc. Management Deferred Compensation Plan as if no transfer of such amount to this Plan had occurred.  Furthermore, any amount allocated by a Participant to the “restricted bonus account” under the Alliant Techsystems Inc. Management Deferred Compensation Plan at the time of the Participant’s election to cease to participate in that plan shall be allocated to a “restricted bonus sub-account” Measuring Investment established under this Plan and such amount shall continue to be subject to the restrictions and limitations applicable to that amount as if no transfer of such amount to this Plan had occurred.  Any amount allocated by a Participant to the deemed (but not actual) investment in the common stock of ATK and valued as if so invested under the Alliant Techsystems Inc. Management Deferred Compensation Plan at the time of

6

the Participant’s election to cease to participate in that plan shall be allocated to the ATK common stock Measuring Investment established under this Plan and such amount shall be subject to the provisions of this Plan and such other terms and conditions as determined by ATK to satisfy any applicable requirements of the Sarbanes-Oxley Act of 2002, including any applicable requirements regarding notice of blackout periods pursuant to the Act and the guidance issued by the Department of Labor under section 2520.101-3 of the Department of Labor Regulations.

(b)                                 A participant in the Thiokol Deferred Executive Bonus Program who becomes a Participant in this Plan pursuant to Section 2 shall be considered a Participant in this Plan only with respect to the Transfer Account established for the benefit of the Participant pursuant to this Section 3.7 unless such Participant satisfies the definition of Participant in Section 2.1 of the Plan, has been selected for participation in the Plan as provided in Section 2.1 of the Plan, and files with the Committee a completed deferral election form in accordance with the requirements of Section 3 of the Plan and elects to participate in the Plan, in which event the benefits provided to such Participant shall be governed by the terms and conditions of the Plan and the elections made by the Participant.  The amounts allocated to the account of each such Participant under the Thiokol Deferred Executive Bonus Program shall be credited to the Transfer Account established under this Plan for each such Participant and such Transfer Account shall become subject to all of the terms and conditions of this Plan.  Accordingly, the following rules shall apply to such Transfer Account established with respect to a participant in the Thiokol Deferred Executive Bonus Program who becomes a Participant in this Plan:

(i)                                     a lump sum amount shall be determined under the Thiokol Deferred Executive Bonus Program as of January 31, 2004, and that amount shall be credited to the participant’s Transfer Account (and to any sub-accounts established thereunder) under this Plan and shown as the opening balance of the Transfer Account as of February 2, 2004;

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(ii)                                  except as provided under subparagraph (v) of this paragraph (b), prior to February 2, 2004, each such Participant shall complete a distribution election form pursuant to the provisions of this Plan and all distributions from the Transfer Account of the Participant shall be made in accordance with the provisions of this Plan and the elections made by such Participant;

(iii)                               each such Participant shall be permitted to allocate amounts credited to the Participant’s Transfer Account, which amounts shall initially be allocated to the Salary-Fixed Fund Account, to the Measuring Investments made available under the Plan for purposes of measuring the value of the Participant’s Transfer Account, provided, however, that the Participant shall not be permitted to allocate amounts attributable to the transferred amounts credited to the Transfer Account to the ATK common stock Measuring Investment, except upon a subsequent reallocation of the amounts attributable to such transferred amounts held in the Transfer Account in compliance with the terms and conditions set forth in Sections 4.3 and 4.4 of the Plan; and, the Participant shall, pursuant to Section 4, be permitted to request to allocate or reallocate amounts credited to the Transfer Account among one or more Measuring Investments, including the ATK common stock Measuring Investment pursuant to and in accordance with Section 4.4 of the Plan;

(iv)                              the Transfer Account of each such Participant shall be fully (100%) vested and nonforfeitable at all times (except for early distribution penalties described in Section 7), which, for purposes of the Plan, determines the Participant’s interest in the benefit described in the Transfer Account and under this Plan that may be payable to or with respect to the Participant in accordance with and subject to the terms of the Plan; and

(v)                                 subject to such terms and conditions as determined by the Committee, a participant in the Thiokol Deferred Executive Bonus Program who had made a valid and effective election with respect to the commencement and form of payment of the benefit payable to the participant under that program shall have the payment of such benefit payable in accordance with such election as provided below:

(A)                              an effective election made by C. Lathair Munk pursuant to and in accordance with the Thiokol Deferred Executive

8

Bonus Program shall govern the timing and form of the distribution of the balance of the amounts credited to his account under that program, approximately $9,582.07 as of January 31, 2004, and said election shall be irrevocable, shall be given full effect and shall be enforced under this Plan as if such election had occurred under this Plan, and no other distribution election shall be permitted under this Plan; accordingly, the distribution of such amount payable to C. Lathair Munk subject to this subparagraph (v) shall be payable in two substantially equal annual payments as of September 1, 2004, and September 1, 2005;

(B)                                an effective election made by D. M. Cox pursuant to and in accordance with the Thiokol Deferred Executive Bonus Program shall govern the timing and form of the distribution of the balance of the amounts credited to his account under that program, approximately $59,934.52 as of January 31, 2004, and said election shall be irrevocable, shall be given full effect and shall be enforced under this Plan as if such election had occurred under this Plan, and no other distribution election shall be permitted under this Plan; accordingly, the distribution of such amount payable to D. M. Cox subject to this subparagraph (v) shall be payable in two substantially equal annual payments as of September 1, 2004, and September 1, 2005;

(C)                                an effective election made by B. Jones pursuant to and in accordance with the Thiokol Deferred Executive Bonus Program shall govern the timing and form of the distribution of the balance of the amounts credited to his account under that program, approximately $78,025.78 in total based upon the sum of four sub-accounts with respective credited amounts of $29,999.44, $17,766.13, $11,184.12, and $19,076.09 as of January 31, 2004, and said election shall be irrevocable, shall be given full effect and shall be enforced under this Plan as if such election had occurred under this Plan, and no other distribution election shall be permitted under this Plan; accordingly, the distribution of such amounts payable to B. Jones subject to this subparagraph (v) shall be payable based upon the balance of the amounts credited to each sub-account with the amounts credited to each sub-account payable in substantially equal annual payments as of July 1, 2004,

9

July 1, 2005, July 1, 2006, July 1, 2007, and July 1, 2008, with each payment with respect to each sub-account to be determined by multiplying the balance of the amount payable to B. Jones with respect to each sub-account determined as of the date of distribution, by a fraction with one (1) as the numerator and the number of payments remaining with respect to each sub-account as the denominator;

(D)                               an effective election made by Oren Phillips pursuant to and in accordance with the Thiokol Deferred Executive Bonus Program shall govern the timing and form of the distribution of the balance of the amounts credited to his account under that program, approximately $26,776.05 as of January 31, 2004, and said election shall be irrevocable, shall be given full effect and shall be enforced under this Plan as if such election had occurred under this Plan, and no other distribution election shall be permitted under this Plan; accordingly, the distribution of such amount payable to Oren Phillips subject to this subparagraph (v) shall be payable in substantially equal annual payments as of June 15, 2005, June 15, 2006, June 15, 2007, June 15, 2008, and June 15, 2009, with each payment to be determined by multiplying the balance of the amount payable to Oren Phillips determined as of the date of distribution, by a fraction with one (1) as the numerator and the number of payments remaining as the denominator; and

(E)                                 an effective election made by D. Shaffer pursuant to and in accordance with the Thiokol Deferred Executive Bonus Program shall govern the timing and form of the distribution of the balance of the amounts credited to his account under that program, approximately $44,586.18 as of January 31, 2004, and said election shall be irrevocable, shall be given full effect and shall be enforced under this Plan as if such election had occurred under this Plan, and no other distribution election shall be permitted under this Plan; accordingly, the distribution of such amounts payable to D. Shaffer subject to this subparagraph (v) shall be payable in substantially equal annual payments over a five (5) year period determined as of the date on which he incurs a Termination of Employment, with each payment to be determined by multiplying the balance of the amount

10

payable to D. Shaffer determined as of the date of distribution, by a fraction with one (1) as the numerator and the number of payments remaining as the denominator.

8.                                      SAVINGS CLAUSE.  Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.

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SECOND AMENDMENT

TO THE

ALLIANT TECHSYSTEMS INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

Alliant Techsystems Inc., a Delaware corporation (hereinafter sometimes referred to as “ATK”), pursuant to the authority and power reserved to it in Section 9.1 of the Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan (hereinafter referred to as the “Plan”), hereby adopts and publishes this Second Amendment to said Plan effective as of July 1, 2004.

1.                                       Section 7 of the Plan shall be, and hereby is, amended by deleting subsection 7.2(b)(i) of Section 7.2 thereof in its entirety and substituting therefore the following subsection 7.2(b)(i):

7.2(b)(i)                               Installments.  Eligibility for Installments for Participants Who Have Attained Age Fifty-Five (55).  A Participant’s Account, including any sub-accounts, shall be distributed in the form of a series of annual installments not to exceed fifteen (15) annual installments if, and only if, the Participant has satisfied the following conditions:  (a) the Participant, at Termination of Employment has attained age fifty-five (55) and has at least two (2) years of continuous service with the Employers or one or more Affiliates, (b) the Participant has made an election to receive distribution of the Account, including any sub-accounts, in annual installments as described in Section 7.3, and (c) the Participant has elected the number of annual installment to be made.

2.                                       Section 7 of the Plan shall be, and hereby is, amended by deleting Subsection 7.2(b)(ii) of Section 7.2 thereof in its entirety and substituting therefore the following Subsection 7.2(b)(ii):

7.2(b)(ii)                           Eligibility for Installments for Participants Who Have Not Attained Age Fifty-Five (55).  A Participant’s Account, including any sub-accounts, shall be distributed in the form of a series of annual installments not to exceed five (5) annual installments if, and only if, the participant, at Termination of Employment, has not yet attained age fifty-five (55), but has at least two (2) years of continuous service with the Employers or one or more Affiliates, (b) the Participants has made an election to receive distribution of the Account, including any sub-accounts, in annual installments as described in Section 7.3, and (c) the Participants has elected the number of annual installments to be made.

3.                                       Section 7 of the Plan shall be, and hereby is, amended by deleting Subsection 7.9 thereof in its entirety and substituting therefore the following Subsection 7.9:

7.9                                 Effect of Disability.  If the Participant becomes Disabled while actively employed by the Employers or an Affiliate, the Participant may by written notice to the Committee suspend further deferrals while so Disabled.  If a Disabled Participant has a Termination of Employment, such Participant will be deemed to be age fifty-five (55) and to have two (2) years of continuous service for purposes of determining distribution under Section 7.  For purposes of the Plan, “Disabled” means that the Participant has been determined to be totally and permanently disabled either (a) for social security purposes, (b) for purposes of any Employer-sponsored long term disability plan or policy, or (c) for purposes of worker’s compensation.

4.                                       SAVINGS CLAUSE.  Save and except as hereinabove expressly amended, the Plan Statement shall continue in full force and effect.